Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED BECAUSE

THE INFORMATION (I) IS NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

MANUFACTURING SERVICES AGREEMENT
BETWEEN
ELI LILLY AND COMPANY
AND
AMPHASTAR PHARMACEUTICALS, INC.
DATED AS OF
June 30, 2023

TABLE OF CONTENTS

Page

Article 1 DEFINITIONS; INTERPRETATION1

1.1.Definitions1

Article 2 LILLY’S SALES TO BUYER OF PRODUCT9

2.1.General Sales Terms and Conditions9

2.2.Forecasting, Ordering and Supply of Product11

2.3.Exclusive Purchase and Supply12

2.4.Product Supply Price13

2.5.Local Price13

2.6.Taxes13

2.7.Payment Terms13

2.8.Change Requests and Changes13

2.9.Delivery of Product and Delivery Location15

2.10.Inspection of Product15

2.11.Storage and Distribution; Rights of Inspection16

2.12.Product Warranty16

2.13.Disclaimer17

2.14.Product Returns17

2.15.Regulatory Approvals17

Article 3 DISTRIBUTION BY BUYER OF PRODUCT18

3.1.Authorization18

3.2.Buyer Rights and Obligations18

3.3.Buyer’s Covenants to Continue to Distribute Product19

3.4.Product Sales19

3.5.Buyer’s Licenses19

3.6.Promotion of Product19

3.7.Promotional Materials and Educational Materials19

3.8.Compliance with Applicable Laws20

3.9.Lilly’s Reserved Rights20

Article 4 SUPPLY CHAIN AND REGULATORY TRANSFERS20

4.1.Migration of Supply Chain20

4.2.Sale of Lilly Labeled Products.22

4.3.Transfers of Marketing Authorizations.23

Article 5 ADVERSE EVENTS AND OTHER REPORTABLE EVENTS25

5.1.Pharmacovigilance Agreement25

5.2.Pharmacovigilance25

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Article 6 GENERAL PERFORMANCE REQUIREMENTS25

6.1.Product Form25

6.2.Quality Agreement25

6.3.Product Recall25

6.4.Indemnity26

6.5.Insurance27

Article 7 LEGAL COMPLIANCE27

7.1.Compliance with Applicable Laws27

7.2.Compliance with Anti-Corruption Laws28

7.3.Prohibited Conduct28

7.4.Compliance with Trade Sanctions Laws.28

7.5.Performance Records29

7.6.Disclosure Rights30

7.7.Requests for Information30

7.8.Books and Records30

7.9.Compliance with Internal Compliance Codes30

7.10.Compliance Violations30

7.11.Compliance Audit30

7.12.Subcontractors and Agents31

7.13.Project Leaders31

Article 8 INTELLECTUAL PROPERTY RIGHTS32

8.1.Ownership32

8.2.Transitional Trademark License to Buyer33

8.3.Limited Non-Exclusive License to Lilly33

Article 9 CONFIDENTIAL INFORMATION33

9.1.Obligation of Confidentiality33

9.2.Employee and Agent Confidentiality34

9.3.Return or Destruction of Confidential Information34

9.4.Term of Covenant not to Disclose34

Article 10 BREACH OF AGREEMENT35

10.1.General Terms Relating to Breach35

10.2.Specific Breaches and Remedies35

Article 11 TERM AND TERMINATION36

11.1.Term of Agreement36

11.2.Insolvency of a Party36

11.3.Effect of Termination or Expiration36

11.4.Option [***]37

Article 12 MISCELLANEOUS37

12.1.Force Majeure37

12.2.Notification38

12.3.Governing Law38

12.4.Dispute Resolution38

12.5.Assignment40

12.6.No Third Party Beneficiaries40

12.7.Relationship of the Parties40

12.8.Amendments40

12.9.Further Assurance40

12.10.Notices40

12.11.Survival42

12.12.Incorporation from Asset Purchase Agreement42

EXHIBITS

Exhibit ASupply Territory

Exhibit BManufacturing Technology Transfer Plan

Exhibit CMarketing Authorization Transfer Plan

Exhibit D Lilly Initial Forecast

Exhibit E Lilly Contractors, Lead Time and Lilly Facilities

Exhibit F Product Supply Price

Exhibit GCompliance Requirements

Exhibit H Information Security Standards

Exhibit I Pharmacovigilance Agreement

Exhibit J Quality Agreement

Exhibit K Supplier Privacy Standard

Exhibit L CMO Supply Agreements

Exhibit MProduct SKUs and Description

Exhibit NOption

Exhibit O CMC Changes

Exhibit PLilly Retained Names and Marks

Exhibit QAdditional Definitions

MANUFACTURING SERVICES AGREEMENT

THIS MANUFACTURING SERVICES AGREEMENT (this “Agreement”) is made on June 30, 2023 (the “Closing Date”), by and between Eli Lilly and Company, an Indiana corporation (“Lilly”); and Amphastar Pharmaceuticals, Inc., a Delaware corporation (“Buyer”). Lilly and Buyer are hereinafter collectively referred to as the “Parties” and individually referred to as a “Party”.

WHEREAS, Lilly and Buyer have entered into that certain Asset Purchase Agreement dated April 21, 2023 (the “Asset Purchase Agreement”), and Lilly and Buyer have entered into that certain Transition Services Agreement effective as of the Closing Date (the “Transition Services Agreement”), pursuant to which Buyer is obtaining certain transitional services related to the Product (as defined below).

WHEREAS, in connection with the transactions contemplated under the Asset Purchase Agreement, the Parties have agreed to enter into this Agreement for the manufacture and supply of commercial Product during the Term, as more fully set forth herein.

NOW, THEREFORE, the Parties agree as follows:

Article 1
DEFINITIONS; INTERPRETATION
1.1.Definitions. Capitalized terms used in this Agreement have the meanings given below.

“Adverse Event and Other Reportable Events” has the meaning given in the Pharmacovigilance Agreement attached hereto as Exhibit I (Pharmacovigilance Agreement).

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

“Agreement” has the meaning as defined in the preamble.

“Ancillary Agreement(s)” has the meaning set forth in the Asset Purchase Agreement.

“API” means the active pharmaceutical ingredient of the Product, i.e., glucagon.

“Applicable Laws” means any domestic or foreign, federal, state or local statute, law, treaty, rule, code, ordinance, regulation, permit, interpretation, certificate, judgment, decree, injunction, writ, order, subpoena, or like action of a Governmental Authority, including the U.S. Foreign Corrupt Practices Act of 1977, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary

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Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), any and all applicable privacy and security laws inclusive (as applicable) of Regulation (EU) 2016/679 of the European Parliament and of the Council of the European Union (the “General Data Protection Regulation”) and any implementing, derivative or related national legislation, rule, or regulation enacted thereunder by any EU Member State subject to its jurisdiction; the California Consumer Privacy Act of 2018 (“CCPA”) and the Personal Information Protection Law of the People’s Republic of China, comparable state statutes, the regulations promulgated under all such statutes, each as amended and any laws enacted to implement the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions, Industry Codes dealing with government procurement, conflicts of interest, corruption or bribery, cGMP, GDP and GSP.

“Asset Purchase Agreement” has the meaning given in the recitals.

“Assigned Manufacturing Know-How” has the meaning given in the Intellectual Property License Agreement.

“Background Intellectual Property Rights” means, with respect to a Party, all Intellectual Property Rights owned or controlled by such Party either (a) prior to the Closing Date or (b) at any time after the Closing Date if such Intellectual Property Rights are invented, conceived, discovered, created, developed, or otherwise obtained or acquired outside of the scope of activities contemplated by this Agreement. For clarity, Buyer’s Background Intellectual Property Rights include the Intellectual Property Rights assigned to Buyer under the Asset Purchase Agreement.

“Binding Forecast” has the meaning given in Section 2.2(a).

“Business Day” means any Day other than Saturday, Sunday or a Day on which banking institutions in New York, New York or Indianapolis, Indiana are permitted or obligated by Applicable Law to remain closed.

“Buyer” has the meaning as defined in the preamble.

“Buyer Indemnified Party(ies)” has the meaning given in Section 6.4(b).

“Buyer Labeled Products” has the meaning given in Section 4.2(a).

“Buyer NDC Number” has the meaning given in Section 4.3(f).

“Buyer Transitional Trademark License” has the meaning given in Section 8.2.

“Buyer’s Supply Chain Transfer Completion” has the meaning given in Exhibit N.

[***]

[***]

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“Clinical Study” means any clinical study (for clarity, including any clinical trial, post-approval study or post-marketing surveillance study) with respect to the Product for which Lilly or its Affiliate(s) remains the sponsor following the Closing Date.

“Closing Date” has the meaning given in the preamble.

“CMO Supply Agreement” means any contract manufacturing and services agreement listed on Exhibit L (CMO Supply Agreements) hereto.

“CMO Supply Agreement Assignment Date” has the meaning set forth in Section 4.1(e).

“Commercially Reasonable Efforts” means with respect to the performance by or on behalf of Lilly or any of its Affiliates of any applicable manufacturing and supply activities hereunder with respect to the Product, or with respect to either Party in performing other activities as set forth under this Agreement, the carrying out of such activities using efforts and resources comparable to the efforts and resources commonly used by such Party for products with similar market potential for use in the Supply Territory, at a similar stage in their development or product life, taking into account issues of safety and efficacy, the competitiveness of Third Party products in development and in the marketplace, supply chain management considerations, the proprietary position of the compound, product or therapy (including with respect to patent or regulatory exclusivity), the regulatory structure involved, the profitability of the applicable compound, product or therapy (including pricing and reimbursement status achieved), and other relevant technical, legal, commercial, scientific or medical factors.

“Compliance Requirements” means the relevant compliance requirements to be met by Buyer (including its Affiliates, licensees and sublicensees, and their respective contractors and subcontractors) in performing under this Agreement or the Transition Services Agreement (as applicable) as further specified in Exhibit G (Compliance Requirements) hereto.

“Confidential Information” has the meaning as defined in Section 9.1.

“Current Good Manufacturing Practices” or “cGMP” means the applicable current standards for conducting manufacturing activities for pharmaceutical products (or active pharmaceutical ingredients), medical devices, and combination products, as applicable, as are required by any applicable Governmental Authority in the Supply Territory.

“Current Practices” means substantially the same level of effort and quality, with respect to the manufacture of Product, as was exercised by or on behalf of Lilly in the [***] period immediately prior to the Closing Date.

“Day” means a calendar day, unless otherwise specified.

“Delivery” means the delivery of the Product to the designated delivery location in accordance with Section 2.9(b), and the terms “Deliver,” “Delivery” and “Delivered” will be construed accordingly.

“Demo Version” has the meaning set forth in the Asset Purchase Agreement. Buyer acknowledges that this Agreement does not cover manufacturing, supply or other services with respect to the Demo Version.

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“Detail” or “Detailing” means, in relation to a Product, to disseminate scientific and medical information about such Product in a person-to-person meeting between a medical representative and a health care provider (“HCP”) or other appropriate professionals during which a presentation on approved medical uses, efficacy, safety, or costs is made in order to promote the use of the Product for appropriate patients.

“Dispute” has the meaning given in Section 12.4(a).

“Distribute” means importing, selling, reselling, distributing, exporting, taking or transferring title to, handling, storing, or transporting the Product in the Supply Territory, and other activities associated with the foregoing listed activities, including inventory management and control, warehousing and distribution, invoicing, collection of sales proceeds, and the handling of returns. “Distribution” or “Distribution” will be construed accordingly.

“Educational Materials” means all informational materials, developed in the scope of this Agreement, the intent of which is to educate HCPs or patients regarding the Product. This includes materials used for Scientific Exchange with HCPs.

“Equipment” means any equipment that Buyer acquired under the Asset Purchase Agreement and that is being used by [***] in connection with the manufacture and supply of Product under this Agreement.

“Equipment Transfer Date” has the meaning given in Section 4.1(d).

“Excess Percentage” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Excess Purchase Order” has the meaning given in Section 2.2(c).

“Excluded Territory” means any country specified in Exhibit A (Supply Territory) hereto as an “Excluded Territory.”

“FDA” has the meaning set forth in the Asset Purchase Agreement.

“Fee” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Force Majeure” has the meaning given in Section 12.1.

“Forecast” has the meaning given in Section 2.2(a).

“Foreign Affiliate” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Global Patient Safety Database” has the meaning given in the Pharmacovigilance Agreement attached hereto as Exhibit I (Pharmacovigilance Agreement).

“Good Distribution Practices” or “Good Supply Practices” (“GDP” or “GSP”) means all applicable current Good Distribution or Supply Practices including, as applicable, WHO TRS 957 Annex 5 and the equivalent Applicable Laws and Industry Codes in any relevant country, each as may be amended and applicable from time to time.

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“Governmental Authority” means any international, regional, national, federal, state, or local government entity, authority, agency, instrumentality, court, tribunal, regulatory commission or other body, either foreign or domestic, whether legislative, judicial, administrative or executive.

“Indirect Tax” means any value added, goods and services, sales, use, consumption, service, or similar tax of any kind whatsoever, including VAT, imposed by any Governmental Authority in any country at any level.

“Industry Codes” means all applicable rules of non-governmental bodies such as pharmaceutical industry trade associations and self-regulatory organizations that are generally accepted as “good practice” within the research based pharmaceutical industry, including those relating to good marketing practices (e.g., cGMP, GDP and GSP) and the relationship of pharmaceutical companies with health care providers and patients (e.g., dealing with government procurement, conflicts of interest and corruption or bribery).

“Initial Term” has the meaning given in Section 11.1.

“Inspection” has the meaning given in Section 2.11(c).

“Intellectual Property Rights” means all trademarks, patents, trade dress, service marks, domain names, business names, copyrights (or rights in any of the foregoing, as applicable) and any other intangible property, and all applications and registrations therefor, and all inventions, know-how, trade secrets, and other intellectual property and proprietary rights arising under any jurisdiction.

“Interest Rate” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Internal Compliance Codes” means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Industry Codes, Party Specific Regulations, and such Party’s internal ethical, medical and similar standards.

“Inventories” has the meaning given in Section 11.3(b).

“Lead Time” mean the minimum lead time for a Product set forth on Exhibit E (Lilly Contractors, Lead Time and Lilly Facilities) hereto.

“Liability” has the meaning set forth in the Asset Purchase Agreement.

“Liability Cap” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Lilly” has the meaning given in the preamble.

“Lilly Agreement” has the meaning given in Section 2.1(b).

“Lilly Contractor” means each Third Party listed in Section 1 of Exhibit E (Lilly Contractors, Lead Time and Lilly Facilities) hereto.

“Lilly Facility” mean the facilities set forth in Section 3 of Exhibit E (Lilly Contractors, Lead Time and Lilly Facilities) hereto.

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“Lilly Indemnified Party(ies)” has the meaning given in Section 6.4(a).

“Lilly Initial Forecast” means Lilly’s good faith estimate of Product required to meet demand for the [***] months following the Closing Date, on a month-by-month and SKU-by-SKU basis, as set forth on Exhibit D (Lilly Initial Forecast) hereto, which Exhibit may be updated by Lilly prior to or on the Closing Date and, after the Closing Date, may be modified by mutual agreement of the Project Leaders in writing (including by electronic transmission such as email) in accordance with Section 7.13.

“Lilly Labeled Products” has the meaning given in Section 4.2(a).

“Lilly MSA License” has the meaning given in Section 8.3.

“Local Net End Selling Price” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Management Representative(s)” has the meaning giving in Section 12.4(a).

“Manufacturing Technology Transfer Plan” has the meaning given in Section 4.1(a) and as set forth in Exhibit B (Manufacturing Technology Transfer Plan) hereto.

“Marketing Authorization” means the licenses for pharmaceutical products or medical device products issued by the relevant Governmental Authority and any supplements or amendments to such government authorizations in a country or jurisdiction that authorize the holder of such licenses to manufacture or import (as the case may be), market, sell, or Distribute the Product in such country or jurisdiction.

“Marketing Authorization Transfer Plan” has the meaning given in Section 4.3(b) and as set forth in Exhibit C (Marketing Authorization Transfer Plan) hereto.

“Minimum Order Quantity” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Minor Excess Purchase Order” has the meaning given in Section 2.2(c).

“MSA Product Intellectual Property Rights” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“NDC” means a national drug code as issued by the FDA.

“Nonconforming Product” means a Product received by Buyer from Lilly that does not conform to the Product Warranties.

“Non-Performing Party” has the meaning given in Section 12.2.

“Party” or “Parties” has the meaning given in the preamble.

“Party Specific Regulations” means all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party; and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

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“Pending Application” means any pending applications for Marketing Authorization that have been submitted by Lilly or its Affiliate to, but not been approved by, the applicable Governmental Authority in a country or jurisdiction (and that have not been withdrawn) as of the Closing Date.

“Percentage Cap” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Percentage Range” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Permitted Buyer Label Change” has the meaning set forth in Section 2.8(a).

“Performance Records” has the meaning given in Section 7.5(a).

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, corporation, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, or any other legal entity, including a Governmental Authority.

“Pharmacovigilance Agreement” means that certain Pharmacovigilance Agreement consistent with the terms of this Agreement to outline the responsibilities for safety and regulatory management for the Products including exchange of safety information, labeling responsibilities, safety surveillance, signal detection and reporting to Governmental Authorities, attached hereto as Exhibit I (Pharmacovigilance Agreement), executed as of the Closing Date, as may be amended or updated by the Parties from time to time independently from this Agreement in accordance with the terms and conditions set forth therein.

“Post-Marketing Authorization Period” means, on a country-by-country basis, the period starting upon the transfer of the applicable Marketing Authorization to Buyer or its designated Affiliate until the expiration of the Term.

“Pre-Marketing Authorization Period” means, on a country-by-country basis for the applicable Marketing Authorization, the period starting on the Closing Date until the earlier of (a) the transfer of the applicable Marketing Authorization to Buyer or its designated Affiliate, and (b) the expiration of the Term.

“Product” means the powdered formulation containing glucagon for nasal administration and the related unit dose system for powder marketed for sale to consumers as of the Closing Date as BAQSIMI®. As of the Closing Date, the Product is available in the form of a one-pack Product or, in the case of the United States of America and Germany only, optionally a two-pack Product. For clarity, the Demo Version does not constitute the Product. Lilly’s SKUs and corresponding descriptions for the Product are set forth in Exhibit M (Product SKUs and Description) hereto.

“Product Complaint” has the meaning given in the Quality Agreement.

“Product Supply Price” means, with respect to the applicable Product or Inventory, the price set forth in Exhibit F (Product Supply Price) hereto, as may be updated pursuant to this Agreement (including any permitted price increases in accordance with Section 2.4 or Section 2.8(a)).

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“Product Warranties” has the meaning given in Section 2.12.

“Project Leader” has the meaning given in Section 7.13.

“Promote” means any activity undertaken, organized or sponsored by Buyer in the Supply Territory directed at HCPs, patients, (or any other subject, always in compliance with the prevailing Applicable Laws) to promote the prescription, recommendation, supply, administration, or consumption of the Product in the Supply Territory through all methods of communications, including the internet or social media, including: (a) conducting Promotional Activities; and (b) organizing promotional meetings for HCPs on proper uses of the Product. “Promoting” and “Promotion” will have their correlative meanings.

“Promotional Activities” means all informational and persuasive activities, including Detailing and distribution of select Promotional Materials and Educational Materials, the intent of which is to encourage (a) the prescribing or dispensing of Product by HCPs to patients, (b) the supply, purchase, or use of Product to or by an institution or government customer, or (c) patients to request a specific Product (where acceptable under Applicable Law).

“Promotional Materials” means all informational and persuasive materials, including materials for Detailing, developed in the scope of this Agreement, the intent of which is to (a) encourage the prescribing or dispensing of Product by healthcare professionals to patients, (b) encourage the supply, purchase, or use of Product by an institution or government customer, or (c) encourage patients to request a specific Product (where acceptable under Applicable Law).

“PV Countries” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Quality Agreement” means that certain Quality Agreement attached hereto as Exhibit J (Quality Agreement), executed as of the Closing Date.

“Recall” means the recovery from the market of any lot or batch of a known or suspected defective Product that has any issues as to safety and efficacy or as otherwise required by Applicable Laws or Governmental Authorities in the Supply Territory.

“Regulatory Approval(s)” has the meaning given in Section 2.15(a).

“Regulatory Transfer Date” has the meaning given in Section 4.3(d).

“Renewal Term” has the meaning given in Section 11.1.

“Requirements” has the meaning set forth in Exhibit Q (Additional Definitions) hereto.

“Restricted Person” has the meaning given in Section 7.4(b).

“Sanctioned Person” has the meaning given in Section 7.4(b).

“Sanctioned Territory” has the meaning given in Section 7.4(b).

“Scientific Exchange” means scientific and educational activities not intended to promote any product or service, including but not limited to educational grants, the provision

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of accurate and balanced medical information in response to unsolicited inquiries from HCP with respect to the Product, non-promotional scientific press releases, and non-branded and non-promotional disease awareness communications.

“Services Agreement” has the meaning given in Exhibit N.

“SKU” means a stock-keeping unit or other similar alphanumeric identification of Product.  The Parties acknowledge that there may be more than one unique SKU for a Product.

“Specifications” has the meaning given in the Quality Agreement.

“Supply Territory” means those countries and jurisdictions in which Lilly holds a Marketing Authorization for the Product and has commercially launched the Product as of the Closing Date. The Supply Territory includes the countries set forth on Exhibit A (Supply Territory) hereto. For clarity, the Supply Territory does not include any Excluded Territory.

“Support and Reimbursement Activities” means (a) providing support services to patients, and (b) obtaining hospital, community health center, or retail pharmacy listings, managing pricing, bidding, and reimbursement activities.

“Tax” means all taxes, levies, duties, imposts, charges and withholdings of any nature whatsoever together with all penalties, charges and interest relating to any of them or to any failure to file any return required for the purposes of any of them.

“Term” has the meaning given in Section 11.1.

“Transition Services Agreement” has the meaning given in the recitals.

“VAT” means value-added Tax.

“Wind-Down Period” has the meaning given in Section 4.2(a).

“Withdrawal Territory” means each of Australia, Qatar, Lebanon, Kuwait and Taiwan.

Article 2
LILLY’S SALES TO BUYER OF PRODUCT
2.1.General Sales Terms and Conditions.
(a)Manufacture and Purchase of Product. On a country-by-country basis in the Supply Territory during the Term, subject to the terms and conditions of this Agreement, Buyer, by itself or through its Affiliates, shall have the right to purchase from Lilly, for the Product Supply Price (subject to Section 2.5 and Section 11.3(c)), the Product (as more fully set forth in Section 2.2 (Forecasting, Ordering and Supply of Product)), and Lilly, by itself or through its Affiliates, shall sell such Product to Buyer or its designated Affiliate.
(b)Contractors. The Lilly Contractors used by Lilly or its Affiliates for the manufacturing, packaging, labelling, or supply of the Product as of the Closing Date are set forth on Exhibit E (Lilly Contractors, Lead Time and Lilly Facilities) hereto. The Lilly Contractors and their applicable subcontractors and Affiliates will be deemed to have been

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approved by Buyer for the scope of activity set forth in Exhibit E hereto with respect to the manufacturing, packaging, labelling, or supply of the Product. Additional contractors and subcontractors may be added by Lilly to Exhibit E hereto, subject to prior written consent by Buyer (such approval not to be unreasonably withheld, conditioned, or delayed). Once agreed by Buyer, such additional contractor will automatically be deemed a “Lilly Contractor” hereunder. Lilly shall not use any Third Party in the manufacture, packaging, labelling, or supply of the Product other than Lilly Contractors or Affiliates of such entities without consent of Buyer.  During the Term, Lilly shall, at cost and expense to Buyer, take all actions reasonably necessary to maintain and keep in full force and effect all of its agreements with Lilly Contractors with respect to the Product to the extent necessary for Lilly to fulfill its obligations under this Agreement (each such agreement, a “Lilly Agreement”), including without limitation, the timely exercise of any rights or obligations to renew the term or, if applicable, exclusivity obligations, of such Lilly Agreement, in each case to the extent required for Lilly to perform its obligations during the Term under and in accordance with this Agreement, and otherwise to the extent requested by Buyer pursuant to the following sentence to exercise any rights under each such Lilly Agreement in connection with the Product. Without limiting the last sentence of Section 2.1(c), in the event of any breach of this Agreement or breach of any Lilly Agreement arising from the act or omission of a Lilly Contractor under a Lilly Agreement, the Parties shall, at Buyer’s reasonable written request, promptly initiate good faith discussions, and in any case within [***] Days following Buyer’s request, to discuss to what extent and in what manner to pursue any reasonably available remedies for such breach under relevant Lilly’s agreement with such Lilly Contractor. At Buyer’s reasonable written request and expense, Lilly shall exercise its rights under any such Lilly Agreement with respect to such breach and pass through to Buyer any remedies (after deducting any reimbursement owed by Buyer) able to be secured thereunder. For clarity, without limiting any financial obligations of Buyer hereunder, Buyer agrees and shall be responsible for any and all costs and expenses incurred by Lilly in carrying out Lilly’s actions contemplated in this Section 2.1(b), including maintaining or renewing (i) any applicable Lilly Agreement or (ii) any applicable rights of Lilly or obligations of a Lilly Contractor under any applicable Lilly Agreement, in each case to the extent necessary for Lilly to fulfill its obligations under this Agreement.
(c)Standard of Care. During the Term, Lilly shall (and shall cause its Affiliates to, and shall use Commercially Reasonable Efforts to cause the Lilly Contractors to) manufacture the Product in accordance with the Specifications, Applicable Laws, cGMP, the Quality Agreement, and the terms and conditions of this Agreement, in each case in a manner consistent in all material respects with Current Practices. Buyer acknowledges that the Lilly Contractors perform certain manufacturing activities relating to the Product, and Lilly shall require, and use Commercially Reasonable Efforts to cause, the Lilly Contractors to continue to manufacture and supply Product during the Term in accordance with Current Practices, but in any event Lilly shall be responsible for acts or omissions of the Lilly Contractors as if such acts were performed by Lilly under this Agreement. Lilly and its applicable Affiliates shall be entitled, in the ordinary course of business, to manage any of their respective agreements with a Lilly Contractor that exist as of the Closing Date; provided that Lilly and its applicable Affiliates shall obtain Buyer’s prior written consent before (i) amending or modifying any material right in a materially adverse manner any of such agreements with a Lilly Contractor in a manner that adversely impacts the manufacture of the Product for Buyer in any material manner or (ii) entering into a new agreement with a Lilly Contractor for the performance of activities under this Agreement on terms materially different from terms utilized by Lilly and its Affiliates prior to the Closing Date to procure such activities for itself.

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2.2.Forecasting, Ordering and Supply of Product.
(a)Forecasts. The Lilly Initial Forecast, prepared in good faith by Lilly based on Lilly’s then-current historical demand and estimated future demand for the Product in the Supply Territory, is set forth in Exhibit D (Lilly Initial Forecast) hereto, as may be updated by Lilly prior to or on the Closing Date and, after the Closing Date, may be modified by mutual agreement of the Project Leaders in writing (including by electronic transmission such as email) in accordance with Section 7.13. After the Closing Date and during the Term on a [***] basis, Buyer shall provide to Lilly a [***]-month, written forecast for Buyer’s purchase requirements of the Product under this Agreement (such forecast and the Lilly Initial Forecast, each a “Forecast”), subject to the Lead Time and Minimum Order Quantity. The first [***] months of each Forecast (for clarity, including the Lilly Initial Forecast which constitutes the first Forecast under this Agreement) will be binding on Buyer and Lilly for purposes of supplying the Product under this Agreement and subject to Section 2.8 of the Transition Services Agreement, supplying the Lilly Sold Product thereunder (for clarity, not binding with respect to any of the services that Lilly may provide under the Transition Services Agreement with respect to Lilly’s sale of the Product to customers), in each case, on a country-by-country, month-by-month and SKU-by-SKU basis (“Binding Forecast”); provided that, with respect to the non-binding portion of each Forecast (for clarity, including the Lilly Initial Forecast), Buyer shall not, in any subsequent Forecast, change the non-binding estimate for such month by more than the Excess Percentage from the corresponding initial estimate when such month first appeared on any Forecast. The Lilly Initial Forecast is a good faith estimate and shall not be used by Buyer to allege that Lilly has failed to fulfill its obligations hereunder or under the Transition Services Agreement with respect to sales of the Product to customers. For avoidance of doubt, the Forecast includes Product that will be sold by Lilly or its Affiliates under the Transition Services Agreement and Product that will be sold by or on behalf of Buyer outside of the Transition Services Agreement, and the available Product will be allocated for such purposes pursuant to mutual agreement by the Parties.
(b)Purchase Orders. Any purchase order issued by Buyer to Lilly for the Product will include the SKU number(s), the quantity of Product ordered, the unit of measure, unit price, Delivery date, the applicable Lilly Facility as set forth on Exhibit E hereto and the address to which the shipment is being transported by Buyer and any other detail the Parties may agree after the Closing Date, and in compliance with the Lead Time and Minimum Order Quantity. Any changes to the Minimum Order Quantity or Lead Time shall be subject to mutual agreement by the Parties. Lilly shall acknowledge receipt of the purchase order within [***] Business Days and shall accept purchase orders that are in accordance with the then-current Forecast, Minimum Order Quantity and Lead Time. Subject to the last sentence of Section 2.9(b) (Delivery), if Lilly believes it will not be able to meet the requested Delivery date for any accepted purchase order, Lilly shall provide Buyer with an expected Delivery date for Product ordered in any such accepted purchase order.
(c)Excess Purchase Orders. If a purchase order, or any accumulated purchase order quantity for a given period, exceeds the quantities for the same period set forth in the Forecast (any such purchase order, an “Excess Purchase Order”), then Lilly may accept or reject such Excess Purchase Order in its sole discretion, provided that Lilly shall use Commercially Reasonable Efforts to accept Excess Purchase Orders that are up to the Excess Percentage in excess of the quantities specified in Buyer’s Forecast for the applicable period (each such Excess Purchase Order, a “Minor Excess Purchase Order”) on the same terms and conditions as set forth in Section 2.2(b) above. If Lilly accepts an Excess Purchase Order but

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is unable to meet the requested Delivery date listed on the purchase order, then any failure to meet such requested Delivery date will not be a breach of this Agreement by Lilly. Subject to the last sentence of Section 2.9(b) (Delivery), if Lilly believes it will not be able to meet the requested Delivery date for any Excess Purchase Order, Lilly shall use Commercially Reasonable Efforts to provide Buyer with an expected Delivery date for Product ordered in any such accepted Excess Purchase Order. For clarity, except to the extent subject to Section 2.4 or Section 2.8(a), for any Excess Purchase Order, the Product Supply Price will not be subject to change.
(d)Firm Orders. Unless otherwise expressly set forth in this Agreement, all purchase orders submitted by Buyer and accepted by Lilly under this Agreement will be firm and are non-cancellable, non-refundable, and non-returnable.
(e)Suspensions. If production or Delivery is suspended due to any non-Force Majeure regulatory requirements in all or any part of the Supply Territory (including a renewal or change to Regulatory Approvals or the need to obtain new Regulatory Approvals which are necessary or desirable for the performance of this Agreement) due to no fault of either Party, and which causes or is reasonably expected to cause an interruption to the supply of the Product, then Lilly shall promptly notify Buyer and Buyer and Lilly shall discuss in good faith the management of such interruption.
(f)No Other Terms. The terms and conditions of this Agreement apply to all purchase orders for Product submitted by Buyer to Lilly during the Term, whether or not this Agreement or its terms and conditions are expressly referenced in such order. This Agreement supersedes all terms contained in any order, acceptance, acknowledgement, packing slip, invoice or other purchase or sales form used by either Party in connection with the purchase and sale of Product under this Agreement, and neither Party will be bound by, and each Party specifically objects to as a material alteration to this Agreement, any term, condition or other provision contained in any such form that is different from or in addition to the provisions of this Agreement other than the information required by this Agreement to be set forth in a purchase order for the Product (including the quantity and Delivery date therefor), unless the Party receiving such form specifically agrees to such provision in a writing signed by it.
2.3.Exclusive Purchase and Supply. Except as set forth in Section 3.9 (Lilly’s Reserved Rights), during the Term, Lilly shall (itself or through its Affiliates or the Lilly Contractors) manufacture and sell the Product on an exclusive basis to Buyer in the Supply Territory (except as needed by Lilly to conduct its activities under this Agreement), and, prior to the commencement of performance under any Services Agreement to the extent mutually agreed by the Parties in accordance with Exhibit N, Buyer shall purchase its entire requirement of the Product from Lilly and no other Person under and in accordance with this Agreement. Except with Buyer’s advance written approval, Lilly shall not manufacture or sell the Product for any Third Party or for any territory outside of the Supply Territory, except to the extent set forth in Section 3.9 or provided for in the Transition Services Agreement as Lilly’s donations, sponsorships or gifts. Notwithstanding the foregoing, during the Term for so long as a Clinical Study is managed by or on behalf of Lilly or its Affiliate, Lilly shall have the right to provide Product (i.e., packaged for use in such Clinical Study) to itself or such Affiliate, or any Third Party managing such Clinical Study on behalf of Lilly or such Affiliate, in each case in the performance of the Transition Services Agreement in accordance with the terms thereof. Lilly shall amend or modify its agreements with Lilly Contractors, if necessary, to allow Buyer to

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negotiate and enter into its own agreements with Lilly Contractors after the Closing Date; provided that Buyer shall, in accordance with the Transition Services Agreement, be responsible for all costs and expenses (including for FTEs) incurred by Lilly or any of its Affiliates or the Lilly Contractors in assisting Buyer pursuant to the foregoing, subject to the limitations and conditions with respect to the Service Charge as set forth in the Transition Services Agreement.

2.4.[***].  Subject to the rest of this Section 2.4 and any of Section 2.8(a) and Section 2.5, the Product Supply Price with respect to the applicable Product or Inventory, as set forth on Exhibit F (Product Supply Price) hereto, (a) [***] If Buyer objects to the increase of the Product Supply Price, then the matter shall be resolved in accordance with Section 12.4(a) (except the last sentence). If the matter is not resolved through the procedures described in Section 12.4(a) (except the last sentence) within [***] Days after such matter is referred to the Parties’ senior officers, then the Parties shall agree to arbitration to resolve the matter, and Lilly shall have no obligation to continue to supply the Product until the Parties reach an agreement upon an updated Product Supply Price. Notwithstanding the foregoing, in no circumstance will the Product Supply Price exceed the Percentage Cap.
2.5.[***].
2.6.Taxes. The Product Supply Price is exclusive of, and Buyer shall be solely responsible for and shall pay, all applicable Indirect Taxes required to be paid with respect to the Product upon receipt of a valid invoice reflecting any such Indirect Tax.
2.7.Payment Terms.

Invoices and Payment. For Product that will be sold by or on behalf of Buyer (and not by Lilly under the Transition Services Agreement), Lilly shall issue invoices to Buyer upon Lilly’s shipping of the Product for amounts payable (including any VAT, if applicable) for such Product, and Buyer shall make payments in U.S. Dollars to Lilly via wire transfer in no later than [***] Days from the date of the invoice. For avoidance of doubt, certain of the Parties’ respective financial rights and obligations with respect to Product sold by Lilly or its Affiliates for the benefit of Buyer under the Transition Services Agreement, such as Service Charges for the distribution or sales of such Product and payments for recalls of such Product, shall be governed by the terms thereof, including Exhibit B (Net Economic Benefit) thereto.

(a)Fee. Buyer agrees to pay a non-refundable, non-creditable amount of $4,000,000 to Lilly in consideration for the assignment of [***].
(b)Late Payments. If Buyer fails to make any payment for any invoiced amount within [***] Days of the date such payment was due to Lilly, and such amount is not disputed in good faith within [***] Days of Buyer receiving an invoice for such amount, then Buyer shall pay to Lilly a finance charge at a rate equal to the Interest Rate. In addition, Buyer shall indemnify Lilly for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any such unpaid amount.
2.8.Change Requests and Changes.
(a)Written Materials. During the Term, with respect to a SKU, other than an initial, one-time, label and printed material change as required for Buyer to commence marketing and sale of such SKU during the applicable Post-Marketing Authorization Period in

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a country in the Supply Territory (which change shall be made solely to the extent such change is within Lilly’s then-current capabilities) (“Permitted Buyer Label Change”), neither of the Parties shall be required to make any changes to written material such as technical information, packaging materials (including labeling, package inserts, cartons or other written material of a technical nature), the Specifications, analytical methods, or manufacturing process used to manufacture the Product (including the standard operating procedures incorporated into the Product, Specifications, methods or processes), unless such changes (i) were not known or reasonably expected to be known to the Parties at the time of the Permitted Buyer Label Change, and are required to do so by Applicable Laws or mandated by a Governmental Authority in the Supply Territory or (ii) mutually agreed by the Parties. Unless and only to the extent that any Permitted Buyer Label Changes are required to occur during the Term for any applicable country or otherwise mutually agreed to by the Parties, Lilly and Buyer shall cooperate in good faith to minimize the need to make Permitted Buyer Label Changes during the Term with respect to the applicable country; and Buyer shall, in accordance with the Transition Services Agreement, be responsible for all incremental costs (including for Full Time Equivalent (“FTEs”)) of making any Permitted Buyer Label Changes and if the change increases Lilly’s per unit costs (including the FTEs, subject to the limitations and conditions with respect to the Service Charge as set forth in the Transition Services Agreement), then the Parties shall agree in good faith on an appropriate increase to the Product Supply Price to account for such increased costs.
(b)Packaging and Specifications. Except as expressly set forth in this Agreement, Lilly shall not, without the prior written consent of Buyer, change the Specifications, appearance, or packaging configuration, or be required to make such changes.
(c)Changes. During the Term, Lilly shall not make any changes to the manufacturing process for the Product or activities under this Agreement unless a change is required to comply with Applicable Law or a Governmental Authority. Without limiting Buyer’s obligations under Section 2.1(b) and Section 2.1(c), Buyer acknowledges that certain minor changes (i.e., those that are not Major Changes, as defined in the Quality Agreement) may be required for Lilly to supply Product under this Agreement and that some changes may not be within Lilly’s control. In the event that any changes take place, Lilly shall solely manage all changes according to Lilly’s then-current quality policies and procedures; provided that (i) Lilly shall provide reasonable prior written notice to Buyer where a change is required by Applicable Law or a Governmental Authority, is expected to impact Product in the market, or is expected to require regulatory reporting by Buyer, and (ii) Lilly shall cooperate with Buyer to minimize any supply disruption as a result of such a change prior to any amended Regulatory Approval being obtained. In all cases, Lilly shall permit Buyer an opportunity to participate in decisions regarding, and the implementation of, any remedial action to address changes. Where applicable during the Pre-Marketing Authorization Period, Buyer shall accept and handle regulatory submissions following Lilly’s instructions (to the extent compatible with Applicable Laws), in the event of any such required changes.
(d)During the Pre-Marketing Authorization Period, Lilly will, or will continue to, implement and manage the CMC changes as set forth in Exhibit O (CMC Changes) hereto; and during the post-Marketing Authorization Period, Buyer will continue to implement such CMC changes to the extent not completed at the time of transfer of applicable Marketing Authorizations.

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2.9.Delivery of Product and Delivery Location.
(a)Title and Risk of Loss. Lilly shall (itself or through its Affiliates or the Lilly Contractors) be responsible for manufacturing, quality release, packaging, handling, and transportation of Product prior to Delivery of the Product, in each case in accordance with this Agreement and the Quality Agreement. On and after Delivery, Buyer shall be responsible for all handling, storage, and transportation of Product, in each case in accordance with this Agreement and the Quality Agreement. Title and risk of loss for Product transfer to Buyer upon Delivery.
(b)Delivery. Lilly shall fulfill all Deliveries under this Agreement [***] (Incoterms 2020) at the applicable Lilly Facility as set forth on Exhibit E hereto within [***] Business Days of the Delivery date set forth in the purchase order. Notwithstanding anything herein to the contrary, Lilly shall be deemed to have satisfied its obligations with respect to any requested Delivery date if the applicable actual Delivery date occurs not more than [***] Business Days after such requested delivery date (with such number of Business Days to be deemed to be reasonably extended in the event of a critical deviation or other quality issue with respect to the applicable Product outside the control of Lilly or its Affiliates, provided that Lilly notifies Buyer promptly after its awareness of such delay) and not more than [***] Days before such requested delivery date. Lilly will be deemed to have fulfilled any order so long as, on a SKU-by-SKU basis, the quantity of Product Delivered is between the Percentage Range (inclusive) of the quantity specified in such order, and Lilly may ship to Buyer, and Buyer shall purchase, such quantity, including any lesser quantity, in full satisfaction of such order, upon revision of the applicable invoice to reflect such actual quantity of Product.
(c)Unavoidable Delays. For the avoidance of doubt, notwithstanding anything to the contrary herein, any delay or interruption in the supply of Product due to a Force Majeure or due to Buyer’s gross negligence, willful misconduct or breach of this Agreement will not constitute a breach of this Agreement by Lilly.
2.10.Inspection of Product.
(a)Inspection and Acceptance. For each shipment, Buyer shall examine the quantity, batch number, outside packaging, documents accompanying the shipment and temperature of the Product immediately following receipt, but in no event later than [***] Business Days following the date of receipt of the shipment. If the Delivered quantity does not meet the agreed quantity pursuant to the relevant purchase order (subject to Section 2.9), if the shipment of Product materially differs from the information in the shipping documents, or if any Product is visibly damaged or defective, Buyer shall notify Lilly of such fact in writing within [***] Business Days of the date of receipt of the shipment and provide to Lilly evidence including documents and photos of the damaged Product. Unless Lilly receives such notice, the applicable Product will be deemed accepted, subject to the Quality Agreement.
(b)Disputes. Lilly shall have [***] Days within which to reject Buyer’s claim of having received a Nonconforming Product. Notwithstanding Section 12.4 (Dispute Resolution), in the event of a Dispute between the Parties as to whether any Product are Nonconforming Product that is not resolved during such [***]-Day period, such Dispute will be resolved based on a set of criteria mutually agreed upon (in addition to conformance to the Product Warranties), and by an approved and qualified independent laboratory selected mutually, by Buyer and Lilly; and the Parties shall, within [***] Business Days after the expiry

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of the above [***]-Day period, determine such set of additional criteria and appoint such laboratory. Such laboratory shall examine, based on such predetermined set of criteria and the Product Warranties, representative samples of such Product taken from Lilly and Buyer, and the Parties will make a reasonable determination as to whether such Product is a Nonconforming Product based on the examination results by such laboratory in relation to such predetermined set of criteria and the Product Warranties. The fees and expenses of the laboratory will be paid by the Party against whom such laboratory findings are made.
(c)Destruction of Nonconforming Product. Lilly shall be responsible for Buyer’s reasonable costs incurred in connection with the destruction of Nonconforming Product within [***] Days after such Product have either been mutually agreed to be Nonconforming Product or the date on which such Product have been finally determined to be Nonconforming Product pursuant to Section 2.10(b). Buyer shall destroy and dispose of such Product (i) in accordance with Applicable Laws and (ii) during the Pre-Marketing Authorization Period, following Lilly’s instructions.
(d)Limitations. Lilly will not be liable for any claims for any loss, shortage or damage to the Product for which Lilly is not properly notified pursuant to this Section 2.10. Following the Delivery of the Product, Buyer is solely responsible for losses arising from any partial or complete damage or deterioration of the Product due to improper storage conditions or improper handling of the Product by Buyer, its designated importer(s) or its distributors. Remedies set forth in this Section 2.10 will be the sole and exclusive remedy for Nonconforming Product, except to the extent expressly stated otherwise in this Agreement.
2.11.Storage and Distribution; Rights of Inspection.
(a)Storage and Distribution. Buyer and Lilly shall maintain stocks of Product under proper storage and security conditions. The Parties shall store their respective inventories of Product, and Buyer shall Distribute Product, each in accordance with all Applicable Laws, including cGMP and the GDPs/GSPs, and the Quality Agreement.
(b)Right of Inspection by Lilly. During the applicable Pre-Marketing Authorization Period, Buyer shall, or shall cause its designated importer or distributor to, permit Lilly representatives upon request, and at all reasonable business hours at a mutually agreed date and time, to have access to the facilities used to store and Distribute Product supplied under this Agreement and all stock records relating thereto for the purposes of inspection or audit (to ensure appropriate inventory tracking/documentation, dates of rotation, proper storage, transportation and security conditions, and compliance with all Applicable Laws, including cGMP and GDPs/GSPs, and the Quality Agreement), and shall provide (or cause to be provided) all necessary assistance and cooperation to Lilly or its designee for the performance of such inspection or audit. Such audits may not occur more than once in every [***] period during the Term, unless Lilly has cause to make additional inspections or audits. Each Party shall be responsible for its own cost or expense in carrying out the foregoing.
(c)[***].
2.12.Product Warranty. Lilly represents and warrants to Buyer that the Product will (a) conform to the Specifications and the Quality Agreement upon Delivery, (b) be manufactured, processed, tested, handled, packaged, labeled, and stored by Lilly in accordance with the Specifications, Quality Agreement, the applicable batch records, cGMP requirements, Section 2.11(a), and Applicable Laws, (c) be free from defects in materials and workmanship,

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(d) conform to the Requirements,  (e) have been manufactured at facilities using equipment that, in each case, meet all applicable regulatory requirements, and (f) be supplied to Buyer free and clear of any security interest, lien, or other encumbrance (collectively, the “Product Warranties”).

2.13.Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY OPERATION OF LAW, STATUTE, OR OTHERWISE, WITH RESPECT TO THIS AGREEMENT OR THE PRODUCT OR FUTURE SALES, AND HEREBY SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT, OR ANY WARRANTIES ARISING OUT OF A COURSE OF DEALING OR USAGE OF TRADE.
2.14.Product Returns. Any returns of Product sold after the Closing Date that are not Nonconforming Product will be the sole responsibility of Buyer, and Lilly will have no obligation to accept such returns or provide any replacement or refund for such Product returns. Any returns of Product that were sold prior to the Closing Date will, as between the Parties, be the sole responsibility of Lilly (and Lilly may accept or reject such returns in its sole discretion).
2.15.Regulatory Approvals.
(a)Marketing Authorizations. During the applicable Pre-Marketing Authorization Period, subject to Section 4.3(d) (Transfer of Marketing Authorizations and Pending Applications) and except as otherwise provided in the Marketing Authorization Transfer Plan (attached hereto as Exhibit C), Lilly shall, at Buyer’s cost, maintain in force and renew all Marketing Authorizations (that are in the possession or control of Lilly as of the Closing Date and identified on Exhibit A (Supply Territory) hereto) necessary for the importation and sale of the Product in the Supply Territory (Marketing Authorizations and any other regulatory approvals, the “Regulatory Approvals”), including all governmental permits, licenses, approvals and authorizations held by or on behalf of Lilly that are necessary for Lilly to fulfill its obligations under this Agreement. During the applicable Post-Marketing Authorization Period, Buyer shall have the exclusive right (subject to Buyer’s obligations under Section 3.5 (Buyer’s Licenses)) to maintain in force and renew, at its own cost, Regulatory Approvals for importation and sale of the Product in the Supply Territory. Subject to Section 4.3, Buyer shall have the exclusive right to maintain in force and renew, at its own cost, Regulatory Approvals for importation and sale of the Product in any country or jurisdiction outside of the Supply Territory, and Lilly shall not pursue any Regulatory Approvals for Product in any country or jurisdiction outside of the Supply Territory, except to the extent such activity is agreed by the Parties for Lilly to conduct under the Transition Services Agreement.
(b)Communications with Governmental Authorities. Except to the extent covered by other Ancillary Agreements, the holder of the applicable Marketing Authorization will be solely responsible for all contacts and communications with applicable Governmental Authorities with respect to all matters relating to the Product or any regulatory filings relating to the Product for such Marketing Authorization. The other Party shall advise the holder of the applicable Marketing Authorization of any material inquiry, contact or communication that such other Party receives from any Governmental Authority that directly or indirectly relates in any material respect to the Product or any of the holder of the applicable Marketing

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Authorization’s regulatory filings relating to the Product within [***] Business Days after such other Party’s receipt of such material inquiry, contact or communication, and shall provide a written summary of such inquiry, contact or communication to the holder of the applicable Marketing Authorization within [***] Business Days after its receipt. Unless required by Applicable Law or a Governmental Authority, neither Party will have contact or communication regarding the Product with any Governmental Authority in a country or jurisdiction where the other Party (or its designee) is the holder of the applicable Marketing Authorization or Pending Application, without the prior written consent of such other Party. If Lilly is notified that any Product or the Lilly Facility, or any facility of a Lilly Contractor used for the manufacture of Product, will be subject to an inspection specific to the Product by any Governmental Authority, Lilly shall promptly advise Buyer of such investigation and will cooperate with and allow any such inspection to the extent required by Applicable Laws.
Article 3
DISTRIBUTION BY BUYER OF PRODUCT
3.1.Authorization. Subject to Section 3.9 (Lilly’s Reserved Rights), Lilly (and its relevant Affiliates) hereby authorize and appoint Buyer, to perform Promotion, Support and Reimbursement Activities, and Distribution for the Product in the Supply Territory during the applicable Pre-Marketing Authorization Period, which shall be exclusive except for activities to be performed by Lilly under the Transition Services Agreement or otherwise as needed by Lilly to conduct its activities under this Agreement. Subject to the Transition Services Agreement, during the Pre-Marketing Authorization Period, Lilly shall not appoint any Third Party to perform any Promotion, Support and Reimbursement Activities, or Distribution of the Product without consent of Buyer; provided that Lilly may continue to retain any Third Party subcontractors that have been engaged prior to the Closing Date to continue to perform such activities pursuant to Lilly’s agreement with such Third Party subcontractors as of the Closing Date solely to perform activities under this Agreement or the Transition Services Agreement, for clarity including all Exhibits to either of the foregoing Ancillary Agreements. For the avoidance of doubt, except to the extent provided in Section 3.9 (Lilly’s Reserved Rights) or under the Transition Services Agreement, neither Lilly nor its Affiliates will sell or transfer the Product to any Third Party in or outside the Supply Territory either by itself or through any Affiliate, except to Buyer or Buyer’s Affiliate, subcontractor or sublicensee as set forth under this Agreement or otherwise as agreed by the Parties in writing. Without limiting Section 7.12, during the applicable Pre-Market Authorization Period in a country, Buyer shall not subcontract or sublicense any of its rights granted under this Section 3.1 without consent of Lilly, except that Buyer may subcontract or sublicense its rights under this Section 3.1 to its Affiliates (during the time that an Affiliate remains an Affiliate of Buyer).  During the Term, neither Party shall Distribute, Promote, or perform any Support and Reimbursement Activities for Product in any territory outside of the Supply Territory, unless specifically approved by the other Party in writing in advance (including as specified in the Transition Services Agreement).
3.2.Buyer Rights and Obligations. Subject to Section 3.9 (Lilly’s Reserved Rights), during the Term: (a) Buyer shall have the exclusive right to Distribute Product; (b) Buyer shall Distribute, Promote, and perform Support and Reimbursement Activities for the Product in compliance with all Applicable Laws and Industry Codes (including cGMP, GDP and GSP) and Compliance Requirements as set forth in Exhibit G (Compliance Requirements) hereto; (c) Buyer shall keep reasonably detailed records of all Product Distributed, including the retail destinations and quantities; and (d) Buyer shall maintain a reasonable system of stock control.

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3.3.Buyer’s Covenants to Continue to Distribute Product. Without limiting Section 3.2 or the last sentence of Section 4.3(d), following the transfer of the applicable Marketing Authorizations from Lilly to Buyer or its designated Affiliate under this Agreement including the Marketing Authorization Transfer Plan attached hereto as Exhibit C, Buyer shall, for whichever of the following is the longer time period: (a) continue to Distribute the Product (i) in each country in the Supply Territory until the [***] anniversary of the Closing Date except (ii) in the case of [***], until [***] months following the Closing Date, or (b) to the extent Applicable Law requires, maintain the Distribution of the Product in applicable countries [***], at a level and for a period of time that is required by Applicable Law.
3.4.Product Sales. Subject to Section 3.9 (Lilly’s Reserved Rights), Buyer shall, itself or through its Affiliates, have the right to invoice and book sales, and independently establish the terms of sale (including pricing and discounts), which shall be exclusive except that Lilly may invoice or book sales of Product on behalf of Buyer, if mutually agreed by the Parties for the performance of activities under the Transition Services Agreement, in accordance with the Transition Services Agreement, including all Exhibits thereto.
3.5.Buyer’s Licenses. Except for those Marketing Authorizations held by Lilly until their transfer to Buyer, Buyer shall maintain at all times all relevant governmental permits, licenses, approvals and authorizations to the extent required by Applicable Laws for Buyer to (a) perform the Promotion, Support and Reimbursement Activities, and Distribution (including importation) of the Product in the Supply Territory and (b) purchase the Product from Lilly, in each case, by the time such activities will be performed by Buyer under this Agreement. Upon Lilly’s reasonable written request, Buyer will, within [***] Business Days, provide proof of such valid license to Lilly. Lilly may withhold the Delivery of any Product if Buyer fails to provide such proof as set forth above.
3.6.Promotion of Product. Subject to Section 3.9 (Lilly’s Reserved Rights), on a country-by-country basis, Buyer shall have the exclusive right, at its own costs, to conduct Promotional Activities, except for those activities agreed by the Parties to be performed by Lilly under the Transition Services Agreement. During the Pre-Marketing Authorization Period, Buyer shall, at Lilly’s reasonable request, provide a refreshed roster of its relevant sales force in order to enable Lilly, as the Marketing Authorization holder, to fulfill its obligations with respect to the registration and management of medical representatives under relevant medical representatives’ registration requirements in such country. From and after the date on which Buyer becomes the Marketing Authorization holder in a country, Buyer shall be responsible for the registration and management of medical representatives under relevant medical representatives’ registration requirements in such country.
3.7.Promotional Materials and Educational Materials. On a country-by-country basis, Buyer shall be responsible for preparing Promotional Materials and Educational Materials relating to its performance under this Agreement. During the Pre-Marketing Authorization Period and, for so long as Buyer is selling Lilly Labeled Product, any applicable Wind-Down Period, unless Lilly specifies otherwise by written notice to Buyer, Buyer shall seek Lilly’s or Lilly’s designee’s prior written approval (not to be unreasonably withheld or delayed) of all Promotional Materials and Educational Materials (including materials used by the sales force for HCPs, pharmacists, and pharmacy staff, materials intended to be posted on Third Party platform/e-Commerce sites, and slides developed by or for HCPs hired to deliver peer-to-peer promotional or educational lectures) that Buyer proposes to use for the Promotion of the Product in the Supply Territory. Lilly shall have the right to review and approve such

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Promotional Materials and Educational Materials for accuracy and completeness of Product-related information and the appropriate use of Lilly’s name, brand and trademarks on the Promotional Materials and Educational Materials. Buyer will not be required to obtain Lilly’s or Lilly’s designee’s approval of the same Promotional Materials and Educational Materials for any subsequent usage of approved Promotional Materials and Educational Materials. Buyer may include its own trademarks, trade names and logo in the Promotional Materials and Educational Materials, subject, during the Pre-Marketing Authorization Period and for so long as Buyer is selling Lilly Labeled Products, any applicable Wind-Down Period, to Lilly’s consent to the final format, which will not be unreasonably withheld or delayed.

3.8.Compliance with Applicable Laws. Buyer shall donate, market, distribute and sell any of the Product, in each case, only in accordance with Applicable Laws.
3.9.Lilly’s Reserved Rights. Lilly (by itself or through its Affiliates) shall have the right and hereby reserves the right, at its sole cost and liability and subject to the Transition Services Agreement, (a) to make donations, sponsorships or gifts of Product and (b) to provide or allow access to Product under any compassionate use programs, any special license sales programs or any affordability programs, in each case ((a) and (b)), in performance of such programs as are provided for in the Transition Services Agreement, regardless of whether the reserved rights are exercised after the applicable licenses, permits, or authorizations for the relevant Product have been transferred to Buyer. Lilly shall have the right to manufacture and distribute Product for conducting any Clinical Studies of Product that the Parties agree for Lilly to perform under the Transition Services Agreement.
Article 4
SUPPLY CHAIN AND REGULATORY TRANSFERS
4.1.Migration of Supply Chain.
(a)Manufacturing Technology Transfer Plan. The plan for the one-time technology transfer plan for the Product from Lilly to Buyer (or its designated manufacturer), is attached hereto as Exhibit B (Manufacturing Technology Transfer Plan).
(b)Manufacturing Technology Transfer Working Group. Lilly and Buyer shall form a working group consisting of at least two members with each Party having equal representation to oversee the timelines and progress of the Manufacturing Technology Transfer Plan. The working group will be responsible for managing the day-to-day implementation of the Manufacturing Technology Transfer Plan, and will dissolve upon the completion of all of the activities under the Manufacturing Technology Transfer Plan.
(c)Implementation of Manufacturing Technology Transfer Plan. Each Party shall implement and perform all respective actions that are specified in, and allocated to such Party under, the Manufacturing Technology Transfer Plan as promptly as possible, and in any event in accordance with the timelines set forth in the Manufacturing Technology Transfer Plan, with the goal of (i) enabling Buyer’s execution of an agreement with each of the Lilly Contractors for the applicable scope of activities, (ii) enabling Buyer’s execution of agreements with Third Parties for packaging, labelling, and finishing or Product (as applicable), and (iii) enabling Buyer’s performance of all other required aspects of a supply chain for Product. For clarity, except for the Assigned Manufacturing Know-How (as defined in and subject to the Intellectual Property License Agreement) or as specifically set forth in an Ancillary Agreement (including any Exhibits thereto), in no event will Lilly be obligated under this Agreement or

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the Transition Services Agreement to transfer any of Lilly’s or Lilly Contractor’s internal policies, standards, procedures, or guidelines or other internal documents or systems, including without limitation Lilly’s SOPs, Lilly Contractor’s SOPs, Lilly’s quality procedures, policies or standards, or Lilly’s facility or equipment documents (such as drawings, qualifications, floor plans). The Parties shall reasonably update and coordinate with each other in connection with such process. Lilly shall provide reasonable cooperation and support to Buyer in connection with Lilly’s deliverables under the Manufacturing Technology Transfer Plan and Lilly’s performance of activities under the “Manufacturing and Product-related Know-How” section of Exhibit A1 (Services) of the Transition Services Agreement; provided that such consultation or other support rendered by Lilly in implementing the Manufacturing Technology Transfer Plan shall constitute Services under the Transition Services Agreement and be subject to the terms and conditions thereof (including the Exhibits thereto) with respect to the provision and receipt of Services, for clarity, including the maximum FTE hours set forth on such Exhibit A1 for the applicable Services and the available format (i.e., electronic copy) of Know-How that is subject to transfer. For the avoidance of doubt, Lilly may consider additional requests (if not specified in this Agreement or under the heading “Manufacturing and Product-related Know-How” of Exhibit A1 (Services) to the Transition Services Agreement) that are reasonably made by Buyer and may agree to provide the requested services as additional Services in accordance with the Transition Services Agreement under the heading “Additional Services” of such Exhibit A1. Each Party shall bear its own costs and expense in connection with implementation of the Manufacture Technology Transfer Plan; provided that Buyer shall, in accordance with the Transition Services Agreement, be responsible for all costs and expenses (including for FTEs at an FTE rate reasonably established by Lilly) incurred by Lilly or any of its Affiliates or the Lilly Contractors in providing consultation or other support (for clarity, including any additional Services) to Buyer in connection with the Manufacturing Technology Transfer Plan, subject to the limitations and conditions set forth in the Transition Services Agreement (including the Exhibits thereto).
(d)Equipment. During the Term and only for so long before the assignment of the [***] Agreement to Buyer or its designated Affiliate(s) pursuant to Section 4.1(e) below or termination of Lilly’s obligations under the [***] Agreement with respect to the Equipment as mutually agreed by Lilly, [***], and Buyer (the date of such assignment or termination, the “Equipment Transfer Date”), [***] shall be responsible for maintenance of the Equipment, subject to the limitations and conditions with respect to the Service Charge as set forth in the Transition Services Agreement. Except for as set forth in the foregoing and subject to the following, [***] shall not be responsible for any costs or expenses relating to any Equipment following the Equipment Transfer Date, and [***] shall be responsible for all costs and expenses relating to any Equipment, in accordance with the Transition Services Agreement, and shall reimburse [***] for any costs or expenses incurred by [***] after the Equipment Transfer Date. During the period of the Term when [***] is responsible for the maintenance of the Equipment, [***] shall not remove any Equipment from any [***] facility, and if for any reason the Equipment is removed by [***] from [***] facility during such period, [***] shall be responsible and fully liable for all amounts [***] may be required to pay [***] pursuant to the [***] Agreement in connection with the removal of the Equipment and any damages caused to [***] facility arising therefrom; and, immediately following such removal of the Equipment, [***] shall be released from its maintenance obligation under this Section 4.1(d). [***] shall maintain commercially reasonable levels of insurance with respect to the Equipment during the Term. Subject to [***] maintenance obligations under this Section 4.1(d), [***] will have no liability to [***] nor be in breach under this Agreement for any reason to the extent any breach results from any act or omission of [***] with respect to the Equipment.

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(e)Assignment of Certain CMO Supply Agreements. As promptly as practical following the Closing Date, the Parties shall each use Commercially Reasonable Efforts, and shall each use Commercially Reasonable Efforts to cause its respective applicable Affiliates, to effect the assignment of each CMO Supply Agreement (as set forth on Exhibit L (CMO Supply Agreement) hereto) to Buyer or its designated Affiliate(s) as set forth in the Manufacturing Technology Transfer Plan or, with respect to any CMO Supply Agreement required for Lilly to perform its obligations hereunder or under the Transition Services Agreement, at such time as Lilly no longer requires such agreement to perform its obligations hereunder or thereunder or, if earlier, as mutually agreed to by the Parties or upon Buyer’s Supply Chain Transfer Completion (the date of such assignment, if any, for each such CMO Supply Agreement, the “CMO Supply Agreement Assignment Date”). Lilly hereby assigns to Buyer, contingent upon receipt of all requisite consents of any Third Party to effect such assignment, each CMO Supply Agreement effective as of the applicable CMO Supply Agreement Assignment Date. Notwithstanding anything to the contrary in this Agreement or the Asset Purchase Agreement, to the extent any CMO Supply Agreements are assigned to Buyer or its designated Affiliate(s) under this Section 4.1(e), (A) each such CMO Supply Agreement shall be a Transferred Asset for all purposes under the Asset Purchase Agreement, (B) the assignment of such CMO Supply Agreement shall not occur at the Closing Date and shall instead occur on the CMO Supply Agreement Assignment Date for such CMO Supply Agreement, (C) any Liabilities of Lilly or any of its Affiliates arising under such CMO Supply Agreement at or prior to such CMO Supply Agreement Assignment Date (including any accounts payable) or relating to breaches that occurred, or events, circumstances or conditions that existed or occurred, at or prior to the CMO Supply Agreement Assignment Date, shall remain Excluded Liabilities under the Asset Purchase Agreement and (D) any Liability of Lilly arising under such CMO Supply Agreement following the CMO Supply Agreement Assignment Date (excluding any of the Liabilities contemplated by clause (C) of this sentence) shall thereafter automatically be Assumed Liabilities under the Asset Purchase Agreement. Prior to the CMO Supply Agreement Assignment Date, if any, for each such CMO Supply Agreement, and to the extent reasonably requested by Buyer and reasonably acceptable to Lilly, Lilly shall (i) exercise its rights pertaining to exclusivity of activities by the applicable Third Party or with respect to prosecution or enforcement of patents owned by such Third Party under such CMO Supply Agreement, and (ii) provide a written notice to the applicable Third Party and Buyer, releasing such Third Party from such exclusivity obligation or such obligations with respect to patent prosecution or enforcement to Lilly or its Affiliate with the effect of terminating such rights granted to Lilly and its Affiliates, in each case (i) and (ii), to the extent such CMO Supply Agreement provides for such rights.
4.2.Sale of Lilly Labeled Products.
(a)Lilly Labeled Products. Buyer shall (i) cooperate in good faith with Lilly to exhaust Lilly’s inventory of Lilly labeled Products supplied hereunder to Buyer or transferred under the Asset Purchase Agreement (if applicable) (“Lilly Labeled Products”) prior to the selling of Lilly-supplied Products that designate Buyer as the Marketing Authorization holder (“Buyer Labeled Products”) and (ii) subject to existing Product inventory, shelf life, and Applicable Laws, sell and phase out any Lilly Labeled Products present in the Supply Territory to the extent permitted by Product inventory, shelf life, and Applicable Laws after the Pre-Marketing Authorization Period has ended during such period as the Parties agree, in compliance with Applicable Law in the relevant country or jurisdiction (the “Wind-Down Period”). On a country-by-country basis, immediately upon the expiration of the applicable Pre-Marketing Authorization Period and any applicable Wind-Down Period, Buyer shall

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immediately cease selling any Lilly Labeled Products, and shall have no right to sell Product containing any Lilly trademark, logo, or trade dress in connection with the Distribution or Promotion of the Product in the applicable country (other than to the extent permitted under Section 4.2(c)). Buyer or its Affiliates shall not make any changes to the packaging or labeling of any Lilly Labeled Products, including, for the avoidance of doubt, any Lilly-owned or Lilly-controlled trademark contained in or displayed on any Lilly Labeled Products.
(b)Destruction of Lilly Labeled Products. On a country-by-country basis, each Party shall promptly destroy and dispose of any quantity of Lilly Labeled Products left in such Party’s stock after the expiration of the applicable Pre-Marketing Authorization Period and any applicable Wind-Down Period, in accordance with Applicable Laws and at such Party’s cost, without any compensation or reimbursement by the other Party for such destroyed Product. Within [***] Business Days after such destruction occurs, each Party shall provide the other Party with written documentation attesting that the unsold Lilly Labeled Products have been appropriately destroyed and disposed of.
(c)Buyer Labeled Products. As promptly as practical after the end of the Pre-Marketing Transfer Period, and in no event exceeding the applicable Wind-Down Period, Buyer shall cease to market Lilly Labeled Products and shall solely market Buyer Labeled Products. Buyer Labeled Products may not make any reference to Lilly on applicable packaging materials, Promotional Materials and Educational Materials or any other written materials, in each case except as (i) required by Applicable Law (such as manufacturer information), in which case, Buyer shall provide Lilly with written notice as promptly as practicable (and in any event within [***] Business Days) upon Buyer’s knowledge of such requirement or (ii) approved by Lilly in writing, which consent will not be unreasonably withheld.
4.3.Transfers of Marketing Authorizations.
(a)Withdrawal Territory. The Parties agree that all Marketing Authorizations and Pending Applications (in each case, in the possession or control of Lilly as of the Closing Date) with respect to the Withdrawal Territory are not subject to the transfer under this Section 4.3 and, promptly after the Closing Date, Lilly shall, at its sole cost and discretion, take actions necessary to de-register or withdraw such Marketing Authorizations and Pending Applications.
(b)Marketing Authorization Transfer Plan. The plan for the marketing authorization transfer for the Product from Lilly to Buyer, is attached hereto as Exhibit C (the “Marketing Authorization Transfer Plan”).
(c)Marketing Authorization Working Group. Lilly and Buyer shall form a working group consisting of at least two members with each Party having equal representation to oversee the timelines and progress of the Marketing Authorization Transfer Plan. The working group will be responsible for managing the day-to-day implementation of the Marketing Authorization Transfer Plan, and will dissolve upon the completion of all of the activities under the Marketing Authorization Transfer Plan.
(d)Transfer of Marketing Authorizations and Pending Applications. During the periods set forth in the Marketing Authorization Transfer Plan, outside of the Withdrawal Territory, Lilly and Buyer shall cooperate in good faith and in accordance with the Marketing Authorization Transfer Plan on the transfer of Marketing Authorizations and Pending

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Applications (as applicable) (in each case, in the possession or control of Lilly as of the Closing Date) and all applicable responsibilities, to Buyer or its designated Affiliate, including by Lilly providing support for the foregoing activities as set forth in the Transition Services Agreement and subject to the limitations and conditions as set forth therein (the date of any such transfer for each such Marketing Authorization and Pending Application, the “Regulatory Transfer Date”). Notwithstanding anything to the contrary in the Asset Purchase Agreement, and subject to the terms and conditions of this Agreement and the Transition Services Agreement, for clarity including the Exhibits to either of the foregoing Ancillary Agreements, (A) each Marketing Authorization and Pending Application shall be a Transferred Asset for all purposes under the Asset Purchase Agreement, (B) the assignment of each such Marketing Authorization and Pending Application shall not occur at the Closing and shall instead automatically occur on the applicable Regulatory Transfer Date, (C) any Liabilities of Lilly or any of its Affiliates arising under such Marketing Authorization or Pending Application at or prior to such Regulatory Transfer Date or relating to events, circumstances or conditions that existed or occurred, at or prior to the Regulatory Transfer Date, shall remain Excluded Liabilities under the Asset Purchase Agreement and (D) any Liability of Lilly arising under such Marketing Authorization or Pending Application following the Regulatory Transfer Date (excluding any of the Liabilities contemplated by clause (C) of this sentence) shall thereafter automatically be Assumed Liabilities under the Asset Purchase Agreement. Notwithstanding anything to the contrary in this Agreement or in the Marketing Authorization Transfer Plan, with respect to a country identified in the Marketing Authorization Transfer Plan, (i) if Buyer fails to notify Lilly, at least [***] Days prior to the applicable deadline to submit all required Marketing Authorization transfer documentations to the applicable Regulatory Authority, to initiate a transfer to Buyer or its designated Affiliate or (ii) for the [***], if a transfer initiated pursuant to the Marketing Authorization Transfer Plan is not approved, or otherwise fails to become effective, within such period as provided in the Marketing Authorization Transfer Plan for reasons beyond Lilly’s control, then Lilly may, at its option, de-register or withdraw such Marketing Authorization or Pending Application; provided that Lilly may not de-register or withdraw any such Marketing Authorization or Pending Application without first providing Buyer with at least [***] Days’ advance written notice thereof and permitting Buyer an opportunity to initiate a transfer to Buyer or its designated Affiliate if Lilly reasonably believes such transfer may be completed within the period specified in the Marketing Authorization Transfer Plan or to discuss plans to complete a transfer that has been initiated.  Following the transfer of a Marketing Authorization or Pending Application from Lilly to Buyer (or its designated Affiliate) pursuant to this Section 4.3 or otherwise in accordance with the Marketing Authorization Transfer Plan, Buyer shall not de-register or withdraw any such transferred Marketing Authorization and shall continue to Distribute the Product in the applicable country(ies) in the Supply Territory during the Term for so long as Lilly continues to manufacture and supply the required quantities of the Product for the relevant country(ies) under this Agreement.
(e)Correspondence from Governmental Entities. Until the end of the Pre-Marketing Authorization Period, on a country-by-country basis, each Party shall provide to the other Party a copy of all relevant correspondence with any Governmental Authority relating to the applicable Marketing Authorization promptly, but in no event later than [***] Business Days from such Party’s receipt or sending of such correspondence.
(f)NDC Number. As soon as practicable following the Closing Date and within such period as provided in the Marketing Authorization Transfer Plan, Buyer shall obtain its own NDC number relating to the Product (the “Buyer NDC Number”). For Product

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sold under the Buyer NDC Number, Buyer shall assume any and all reporting obligations arising from or related to the Buyer NDC Number, including any required reporting calculations to a Governmental Authority.
Article 5
ADVERSE EVENTS AND OTHER REPORTABLE EVENTS
5.1.Pharmacovigilance Agreement. The Parties shall abide by the terms of the Pharmacovigilance Agreement, attached hereto as Exhibit I.
5.2.Pharmacovigilance. The handling of safety information, including Adverse Event and Other Reportable Events, will be in accordance with the requirements set forth in the Pharmacovigilance Agreement. Lilly shall maintain the Global Patient Safety Database for the Product until transfer of the Marketing Authorizations to Buyer in each of the PV Countries. Until such transfer to Buyer, Lilly shall provide Buyer with access to such data from the Global Patient Safety Database for the Product, solely as further set forth in the Pharmacovigilance Agreement or the Transition Services Agreement (including the Exhibits thereto). Without limiting Buyer’s obligations under the Transition Services Agreement (including the Exhibits thereto), following the transfer of the Global Patient Safety Database, Buyer shall be responsible for pharmacovigilance, worldwide, and meeting regulatory requirements as the Global Safety Database holder. In the event of any inconsistency between this Agreement, the Asset Purchase Agreement, or any other Ancillary Agreement with respect to safety matters, the Pharmacovigilance Agreement will prevail and control.
Article 6
GENERAL PERFORMANCE REQUIREMENTS
6.1.Product Form. During the applicable Pre-Marketing Authorization Period and for so long as Buyer is selling any Lilly Labeled Product, any applicable Wind-Down Period, Buyer shall not alter in any way the packaging of the Product, except as required by Applicable Laws or approved by Lilly in writing.
6.2.Quality Agreement. The Parties shall abide by the terms of the Quality Agreement, attached hereto as Exhibit J (Quality Agreement). In the event of any inconsistency between this Agreement, the Asset Purchase Agreement, or any other Ancillary Agreement with respect to quality matters, the Quality Agreement will prevail and control.
6.3.Product Recall.

[***]. To the extent the Recall is caused by (a) breach of the Transition Services Agreement or this Agreement or an agreement with a Lilly Contractor, or (b) gross negligence or willful misconduct, in each case ((a) or (b)), by Lilly, its Affiliate or a Lilly Contractor, Lilly shall be responsible for all costs and expenses of any such Recall. Lilly and Buyer shall consult and cooperate on any Recall decision in accordance with the Quality Agreement. For the avoidance of doubt, the financial liability of either Party to the other with respect to any Recalls for Product sold by Lilly or its Affiliates under the Transition Services Agreement shall be governed by the terms thereof.

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6.4.Indemnity.
(a)By Buyer. Buyer shall indemnify, defend and hold harmless Lilly, its Affiliates, and their respective directors, officers, employees and agents (each, a “Lilly Indemnified Party,” and, collectively, the “Lilly Indemnified Parties”) from and against all Losses (as defined in the Asset Purchase Agreement) incurred by any Lilly Indemnified Parties in connection with any Third Party Claim (as defined in the Asset Purchase Agreement) to the extent arising from or related to (i) any material breach by Buyer of any of its representations and warranties under this Agreement, or material violation of its covenants under this Agreement, (ii) Buyer’s or any of its Affiliates’, or licensees’ or sublicensees’, or their respective sub-contractors’ actions (or omissions) in the performance of Promotion, Distribution, and Support and Reimbursement Activities, or other exploitation, including development, of the Product, or handling of the Product, including strict product liability claims arising from the administration by or on behalf of Buyer or its Affiliates of the Product to patients, (iii) gross negligence or willful misconduct of Buyer or any of its Affiliates’ or licensees or sublicensees or subcontractors in the performance of obligations of Buyer or the exercise of rights of Buyer under this Agreement, (iv) the infringement, misappropriation, or other violation of a Third Party’s Intellectual Property Rights with respect to the Product manufactured under this Agreement for Buyer, (v) any material breach by Buyer of Section 7.1(g) (Personal Information), or (vi) any material breach by Buyer of Section 5.2 (Pharmacovigilance), in each case, excluding to the extent arising from any (A) material breach of a representation, warranty, or covenant of Lilly or its Affiliate contained in any Transaction Agreement, (B) gross negligence, willful misconduct, or material violation of Applicable Law by Lilly, its Affiliates, or any of their respective licensees or sublicensees or contractors, in the performance of obligations of Lilly or the exercise of rights of Lilly under any Transaction Agreement, or (C) material breach of a representation, warranty, or covenant of a Lilly Contractor of an agreement between Lilly or its Affiliate and such Lilly Contractor. For purposes of the foregoing, Lilly and its Affiliates and their licensees and contractors shall not be considered to be a licensee, sublicensee or sub-contractor of Buyer or Buyer’s Affiliate.
(b)By Lilly. Lilly shall indemnify, defend and hold harmless Buyer, its Affiliates, and their respective directors, officers, employees and agents (each, a “Buyer Indemnified Party,” and, collectively, the “Buyer Indemnified Parties”) from and against all Losses incurred by any Buyer Indemnified Parties in connection with any Third Party Claims to the extent arising from or related to (i) any material breach by Lilly of any of its representations and warranties under this Agreement, or violation of its covenants under this Agreement or (ii) gross negligence, willful misconduct, or material violation of Applicable Law by Lilly, its Affiliates, or any of their respective licensees or sublicensees or contractors, in the performance of obligations of Lilly or the exercise of rights of Lilly under this Agreement, in each case excluding to the extent arising from any (A) material breach of a representation, warranty, or covenant of Buyer or its Affiliate contained in any Transaction Agreement, (B) gross negligence, willful misconduct, or material violation of Applicable Law by Buyer, its Affiliates, or any of their respective licensees or sublicensees or contractors, in the performance of obligations of Buyer or the exercise of rights of Buyer under any Transaction Agreement or (C) subject matter described in Section 6.4(a) (other than the exclusions).
(c)Procedures. The indemnification procedure set forth in Section 11.5 of the Asset Purchase Agreement will apply to the indemnification obligations under this agreement, mutatis mutandis.

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6.5.Insurance. Without limiting its obligations under this Agreement, Buyer shall effect and maintain, at its own expense, with reputable insurance companies, a Third Party and a product liability insurance policy with a limit of liability not lower than [***] USD for any one occurrence or series of occurrences arising out of any event or series of events; the policy shall be extended to product recalls with a sublimit not lower than [***] USD. Any deductibles, policy exclusions or uncovered risks will remain at sole cost and expenses of Buyer. Buyer shall maintain such coverage in force during the Term and, thereafter, for a minimum of [***] years after the expiration or termination of this Agreement. Upon request, Buyer shall provide Lilly with a certificate of insurance, issued by the insurer or by the broker, which shall include the details of its insurance policies, including, at least, the name of the insurer, the insured business activity, the policy number, the effective date, the expiration date and the limits of liability applied.
Article 7
LEGAL COMPLIANCE
7.1.Compliance with Applicable Laws.
(a)Compliance with Law. In connection with this Agreement, each Party shall comply with all Applicable Laws and Industry Codes. In addition, Buyer (including its Affiliates, licensees and sublicensees, and their respective contractors or subcontractors) shall comply with all Compliance Requirements as set forth in Exhibit G (Compliance Requirements) hereto, Buyer’s compliance obligations as set forth in Section 3.2 (Buyer’s Rights and Obligations), as well as the Information Security Standard as set forth in Exhibit H (Information Security Standards) hereto. In case of conflict between the terms of the Compliance Requirements and any other compliance policies and procedures that Buyer follows, the Compliance Requirements would prevail and apply to activities performed in relation to the Product.
(b)Debarment. With respect to the Product, each Party represents and warrants that neither Party nor any of its Affiliates, nor any of their respective directors, officers, or managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)), nor to knowledge of such Party, any contractors or subcontractors performing or involved with the performance on behalf of such Party or any of its Affiliates under this Agreement, has been or is currently “debarred” by the FDA or a Governmental Authority in any jurisdiction, nor have debarment proceedings against any such Person or any of its directors, officers, or managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)) been commenced. Each Party will promptly notify the other Party in writing if, with respect to the Product, any such proceedings have commenced or any such Persons or any of its directors, officers, or managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)) are debarred by the FDA or a Governmental Authority.
(c)Transparency Requirements. With respect to the Product, each Party hereby represents, warrants and covenants that it has implemented and will at all times during the Term maintain reasonably adequate systems, policies, and procedures for ensuring compliance with the relevant federal and state transparency requirements related to the reporting of payments, gifts, or other transfers of value each Party provides to health care practitioners, including Section 1128G, as amended. of the Social Security Act (i.e., the Physician Payment Sunshine Law).

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(d)Representatives. Each Party shall be legally responsible and liable for the actions, omissions and conduct of their respective representatives (including any employees, agents, sublicensees or independent contractors) performing activities hereunder, provided that Lilly shall not be considered to be a representative or sublicensee of Buyer for purposes of this sentence. Each Party shall ensure that all Persons for whom they have legal responsibility and liability in accordance with the foregoing sentence comply with all Applicable Laws and all requirements of this Agreement, and shall implement and maintain policies and procedures to ensure such compliance.
(e)Payments. Each Party represents that any funds paid to the other pursuant to this Agreement are not proceeds of any illegal activity.
(f)Permits and Authorizations. Buyer hereby represents and warrants that, as of the Closing Date, it possesses or will possess all licenses, permits, authorizations or certificates required under Applicable Laws within the Supply Territory to Promote, Distribute, and perform Support and Reimbursement Activities for the Product in the Supply Territory by the time such activities will be performed by Buyer (except for those licenses, permits, authorizations or certificates to be transferred to Buyer by Lilly or its Affiliates after the Closing Date in accordance with the Asset Purchase Agreement or any other governmental permits, licenses, approvals and authorizations that are held by Lilly or any of its Affiliates or Lilly Contractors for their performance of activities under this Agreement that will not be transferred to Buyer).
(g)Personal Information. Buyer (including its Affiliates, licensees and sublicensees, and their respective contractors or subcontractors) shall comply with Applicable Laws and Exhibit K (Supplier Privacy Standard) hereto with respect to the collection of or access to, use, storage, or other processing of, or protection and disclosure of personal information.
7.2.Compliance with Anti-Corruption Laws.
(a)Violation of Laws. Neither Party shall knowingly commit any act or omission that may cause the other Party to violate Applicable Laws.
(b)Anti-Bribery Laws. Each Party shall respectively provide, on a regular basis and at its own cost, relevant personnel trainings relating to anti-bribery and anti-corruption compliance to its personnel.
7.3.Prohibited Conduct. In connection with this Agreement, each Party represents and warrants that it has not made, offered, given, promised to give, or authorized, and will not make, offer, give, promise to give, or authorize, any bribe, kickback, payment or transfer of anything of value, directly or indirectly, to any person or to any government or public official for the purpose of: (a) improperly influencing any act or decision of the person or government or public official; (b) inducing the person or government or public official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) securing any improper advantage; or (d) inducing the person or government or public official to improperly influence the act or decision of any organization, including any government or government instrumentality, in order to assist Buyer or Lilly in obtaining or retaining business.
7.4.Compliance with Trade Sanctions Laws.

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(a)Trade Sanctions and Export Control Laws. Each Party shall comply with all applicable trade sanctions and export control laws and regulations, including where applicable the U.S. trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (31 C.F.R. Part 501 et seq.), the U.S. Export Administration Regulations (15 C.F.R. Part 734 et seq.), and European Union trade sanctions and export laws (including Council Regulation (EC) No. 428/2009 (as amended)).
(b)Sanctioned Persons. Each Party represents and warrants that neither it, its directors, executive officers, agents, nor any person having a controlling interest in such Party are (i) a person targeted by trade or financial sanctions under the laws and regulations of the United Nations, the United States of America, the European Union and its Member States, the United Kingdom or any other jurisdiction that is applicable to the services to be provided under this Agreement, including any person designated on the U.S. Department of the Treasury, Office of Foreign Assets Control’s List of Specially Designated Nationals and Other Blocked Persons and Consolidated Sanctions List, the U.S. State Department’s Non-proliferation Sanctions Lists, the UN Financial Sanctions Lists, the EU’s Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, and the UK HM Treasury Consolidated Lists of Financial Sanctions Targets (each, a “Sanctioned Person”), or (ii) a business entity (A) incorporated or headquartered in, or organized under the laws of, a territory subject to comprehensive U.S. sanctions (each, a “Sanctioned Territory”) or (B) directly or indirectly owned or controlled by such Sanctioned Person (such Sanctioned Person described in clause (i) and such business entity described in clause (ii) together, “Restricted Person”). Each Party further represents and warrants that it shall notify the other Party in writing immediately if it or any of its directors, executive officers, agents or any person having a controlling interest in it becomes a Restricted Person or if it becomes directly or indirectly owned or controlled by one or more Restricted Persons.
(c)Each Party hereby represents, warrants and covenants, on its own behalf and on behalf of its Affiliates, (sub)licensees, (sub)contractors and distributors, that such Party (and its Affiliates, (sub)licensees or (sub)contractors) shall not make any Product available, directly or indirectly, to or for the benefit of a Sanctioned Territory or Restricted Person (for the avoidance of doubt, including that Buyer (and its Affiliates, (sub)licensees or (sub)contractors) shall not (i) manufacture any Products in a Sanctioned Territory or through an arrangement with or for the benefit of a Restricted Person, nor (ii) sell, export, reexport or transfer any Product to a Sanctioned Territory or Restricted Person), unless, in each case, in compliance with all applicable trade sanctions and export control laws and regulations.
7.5.Performance Records.
(a)Records. Each Party shall maintain accurate and complete documents, in either hard copy or electronic form, in relation to its activities under this Agreement (the “Performance Records”). Each Party shall devise and maintain a system of internal controls sufficient to provide reasonable assurances that its activities under the Agreement are in compliance with all Applicable Laws.
(b)Compliance. Buyer agrees and undertakes that its compliance team will meet as needed, upon written request of either Party, with Lilly’s or its designated Affiliate’s compliance team to review Buyer’s monitoring, communication, training, and other oversight efforts relating to compliance during the Term or, if earlier, when the Pre-Marketing Authorization Period and any applicable Wind-Down Period expires.

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7.6.Disclosure Rights. At any time and to the extent required by Applicable Laws or regulatory authorities, and with prior written notice to the other Party, either Party may disclose information relating to a possible violation of Applicable Laws, or the existence of the terms of this Agreement, including the compensation provisions, to a government or government agency.
7.7.Requests for Information. Each Party shall make all reasonable efforts to comply with requests for disclosure of information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with all Applicable Laws, including anti-corruption laws, and this Agreement.
7.8.Books and Records. For a period of [***] years from the Closing Date or such longer period as required by Applicable Laws, each Party shall keep (and shall cause its Affiliates, distributors, sub-distributors, hospitals and pharmacies (if applicable) to keep) complete and accurate books and records (paper or electronic) that are necessary to ascertain and verify the payments owed hereunder and the quantity of Product stocks held by such Party.
7.9.Compliance with Internal Compliance Codes. All Internal Compliance Codes will apply only to the Party to which they relate. The Parties shall cooperate with each other to help each Party comply with the substance of its respective Internal Compliance Codes, unless those Internal Compliance Codes are less restrictive that the Compliance Requirements.
7.10.Compliance Violations. Each Party will follow its own internal compliance reporting and investigation processes regarding any potential violations of law or deviations from their respective established compliance policies, standards, procedures, or processes. If either Party learns of potential misconduct by the other Party relating to activities undertaken as part of this Agreement, the discovering Party, within [***] Days of knowledge, shall report this information to the other Party, and the Party who received the report shall address such report in accordance with its internal procedures.
7.11.Compliance Audit. Without limiting any of Section 2.11(b) (Right of Inspection by Lilly) and Section 6.2 (Quality Agreement):
(a)During the Pre-Marketing Authorization Period and for the [***]-month period thereafter, Lilly or its designee shall have the right to audit Buyer (including Buyer’s Affiliates and (sub)contractors) not more than once in every [***]-month period solely in connection with Buyer’s conformance to the regulatory compliance obligations under this Agreement, for clarity, including Section 7.1(a) (Compliance with Law), Exhibit G (Compliance Requirements) hereto and Section 7.1(f) (Permits and Authorizations), specifically and exclusively in regards to the performance of or on behalf of Buyer under this Agreement during the Pre-Marketing Authorization Period, including inspecting Buyer’s Performance Records.
(b)During the Term, if Lilly becomes aware or has a reasonable suspicion that Buyer or its Affiliates or (sub)contractors have violated any regulatory compliance obligations of Buyer under this Agreement, for clarity, including Section 7.1(a) (Compliance with Law), Exhibit G (Compliance Requirements) hereto and Section 7.1(f) (Permits and Authorizations), Lilly or its designee shall have the right, upon written request to Buyer, to conduct ad-hoc audits of Buyer’s (including its applicable Affiliates’) records for the purpose of determining whether the violation has occurred.

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(c)For the avoidance of doubt, each of the audit rights set forth in Section 7.11(a) and Section 7.11(b) are independent from and without prejudice to one another, and Lilly’s exercise of its audit rights under one clause shall not affect or hinder its rights to conduct an audit pursuant to another clause.
(d)Lilly shall conduct such audits under this Section 7.11, (i) at its own cost (unless otherwise provided below), (ii) upon reasonable prior notice to Buyer and its applicable Affiliates and (iii) within normal business hours, provided that Buyer and its Affiliates being audited shall not be obliged to disclose any Confidential Information that does not relate to the performance by or on behalf of Buyer or such Affiliates of Buyer under this Agreement or, in the case of an audit conducted pursuant to Section 7.11(b), Confidential Information that does not relate to the purported reason for the ad-hoc audit. Lilly shall at all times maintain any such Confidential Information no less securely and with no less security measures than it applies to its own information of a similar character, and all such Confidential Information shall furthermore remain subject to Lilly’s obligations under Article 9 (Confidential Information) at all times.
(e)Lilly shall keep, and shall (if applicable) procure that the independent audit firm keeps, confidential any information obtained during such inspection. If the independent audit firm has determined deviation from any compliance-related clauses of this Agreement including Section 7.1(a) (Compliance with Law), Exhibit G (Compliance Requirements) hereto and Section 7.1(f) (Permits and Authorizations), Buyer and its applicable Affiliates will take immediate action to redress the deviation in accordance with Section 10.1(a) of this Agreement.
7.12.Subcontractors and Agents. Except as stated otherwise in this Agreement, during the Pre-Marketing Authorization Period, Buyer shall not retain any (a) third-party subcontractors, vendors or agent who may interact with a Governmental Authority or government officials on behalf of Lilly in the course of performing its services, (b) custom clearing agent or (c) third-party distributors, in each case in connection with the performance of this Agreement without the prior written approval of Lilly. Each Party agrees that (i) all subcontractors, representatives, or agents of such Party, including any custom clearing agents, will enter into a written agreement with such Party wherein such subcontractor, representative, or agent including custom clearing agent shall certify that it has complied and will comply with all Applicable Laws, including anti-corruption laws, and the obligations set forth in this Article 7 prior to any involvement in connection with this Agreement, and (ii) each Party shall be liable to the other Party for any violation by any of its subcontractor, representative or agent of any Applicable Laws, including anti-corruption laws, or any obligations set forth in this Agreement. Lilly shall have the right to subcontract or delegate any of its obligations under this Agreement to any of its Affiliates or to any Lilly Contractors for the applicable scope of activity set forth in Exhibit E (Lilly Contractors, Lead Time and Lilly Facilities) hereto, to the extent not already qualified and audited and subject to completion of customary qualification and audit of such subcontractor.
7.13.Project Leaders. Each Party will designate a representative of such Party (who is suitably qualified and has the requisite authority) to act as its project leader under this Agreement (each, a “Project Leader”). Each Party will notify the other Party of its Project Leader within [***] Business Days of the Closing Date and may replace its Project Leader at any time upon prior written notice to the other Party. The Project Leaders will manage their respective Party’s internal activities and coordinate communication between the Parties for the

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activities contemplated by this Agreement. The Project Leaders will (a) review, consider for modification, and if so agreed, modify any Exhibits hereto in writing (including by electronic transmission such as email) during the Term and (b) serve as the primary contact points for the resolution of any issues or potential disputes that may arise during the performance of this Agreement, with the intent of avoiding the need for the escalation of such issues or potential disputes. The Project Leaders may refer matters that may arise during the performance of this Agreement to the Transition Steering Committee pursuant to Section 2.14 of the Transition Services Agreement. A Project Leader shall not serve, at the same time, on the Transition Steering Committee or as a Transition Manager.

Article 8
INTELLECTUAL PROPERTY RIGHTS
8.1.Ownership
. The Parties acknowledge that no MSA Product Intellectual Property Rights are expected to be invented, developed, or created by Lilly in connection with this Agreement, other than those with respect to data and information generated under this Agreement.  To the extent Lilly does invent, develop, or create MSA Product Intellectual Property Rights during the Term in connection with performing its obligations under this Agreement, then all right, title, and interest in and to such MSA Product Intellectual Property Rights shall be owned by and the sole and exclusive property of Buyer. Lilly shall and hereby does assign all right, title, and interest in and to such MSA Product Intellectual Property Rights to Buyer. For clarity, all right, title, and interest in and to any Intellectual Property Rights invented, developed, or created by Provider that do not constitute MSA Product Intellectual Property Rights will be owned by and the sole and exclusive property of Lilly. Such Intellectual Property Rights, in each case, subject to the licenses granted to Lilly and Buyer under the Intellectual Property License Agreement between Lilly and Buyer (“IP License Agreement”).
(a)Each Party hereby acknowledges and agrees that any and all of Lilly’s or any of its Affiliates’ Background Intellectual Property Rights are and shall be, as between the Parties, the sole and exclusive property of Lilly, and Lilly will be responsible, at its cost and in its sole judgment, for all matters related to intellectual property prosecution, maintenance and assertion against infringers (for clarity, the foregoing shall not be construed to limit the  Background Intellectual Property Rights that are licensed to Buyer under the IP License Agreement);
(b)Each Party hereby acknowledges and agrees that any and all of Buyer’s or any of its Affiliates’ Background Intellectual Property Rights are and shall be, as between the Parties, the sole and exclusive property of Buyer, and Buyer will be responsible, at their cost and in their sole judgment, for all matters related to intellectual property prosecution, maintenance and assertion against infringers;
(c)Except and solely with respect to the MSA Product Intellectual Property, neither Party shall acquire any ownership interest or right in any of the other Party’s Background Intellectual Property Rights under this Agreement, whether by implication, estoppel, or otherwise; and
(d)any goodwill derived from either Party’s use of the other Party’s Intellectual Property Rights shall inure to the benefit of the Party which owns such Intellectual Property Rights.

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8.2.Transitional Trademark License to Buyer. Lilly hereby grants, on behalf of itself and its Affiliates, and shall cause its Affiliates to grant, to Buyer and its Affiliates a limited, royalty-free, non-transferrable (subject to Section 12.5 (Assignment)), non-exclusive right and license to use Trademarks set forth on Exhibit P (Lilly Retained Names and Marks) hereto, solely for the purpose of selling or distributing Products during the Pre-Market Authorization Period and any applicable Wind-Down Period (the “Buyer Transitional Trademark License”). Buyer and its Affiliates may grant sublicenses, through multiple tiers, under the Buyer Transitional License to any subcontractor or partner engaged by Buyer or any of its Affiliates in accordance with this Agreement, solely to the extent necessary or reasonably required for such subcontractor or partner to sell or distribute Product on behalf of Buyer or its Affiliates. On a country-by-country basis, the Buyer Transitional Trademark License and any sublicenses granted pursuant hereto shall automatically terminate upon the expiration of the Pre-Market Authorization Period and any applicable Wind-Down Period. Buyer shall not, and shall cause its Affiliates and any permitted sublicensees not to, make any changes to the use, look, placement, or other aspect of the Trademarks licensed hereunder and may only use such Trademarks in the form provided by Lilly.  Buyer shall promptly comply, and shall cause its Affiliates and any permitted sublicensees to promptly comply, with any instructions from Lilly regarding the use of the Trademarks licensed hereunder.
8.3.Limited Non-Exclusive License to Lilly. Buyer hereby grants, on behalf of itself and its Affiliates, and shall cause its Affiliates to grant, to Lilly and its Affiliates a limited, royalty-free, non-transferrable (subject to Section 12.5 (Assignment)), non-exclusive, sublicensable (as set forth in this Section 8.3) right and license to use any Intellectual Property Rights owned or controlled by Buyer or any of its Affiliates, to the extent necessary or reasonably required for use by Lilly or any of its Affiliates to fulfill or perform Lilly’s obligations under this Agreement, including with respect to the manufacture, inspection, testing, packaging, storage or supply of any Product as set forth hereunder (the “Lilly MSA License”). Lilly and its Affiliates may grant sublicenses, through multiple tiers, under the Lilly MSA License to any Lilly Contractor engaged by Lilly or any of its Affiliates to perform activities under this Agreement, to the extent necessary or reasonably required for such Lilly Contractor to act on behalf of Lilly or its Affiliates under this Agreement. The Lilly MSA License and any sublicenses granted pursuant hereto shall automatically terminate upon the expiration or earlier termination of this Agreement.
Article 9
CONFIDENTIAL INFORMATION
9.1.Obligation of Confidentiality. Buyer and Lilly acknowledge that during the Term either Party may acquire, either from the other Party or otherwise during the performance of this Agreement, Confidential Information. The terms of this Agreement will be deemed Confidential Information of both Parties. For the purposes of this Agreement, “Confidential Information” means all nonpublic information regarding or belonging to a Party, including (i) know-how, data, documents, techniques, processes, materials, product samples, business plans or other information disclosed directly or indirectly; (ii) information furnished by any representative of the Party; (iii) information acquired by observation or otherwise, during a visit to a Party’s facilities; (iv) information or other work product developed in connection with this Agreement; and (v) information which a Party is under an obligation to Third Parties to maintain as confidential. Such disclosures will be subject to the following obligations of confidentiality and non-use:

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(a)the receiving Party shall hold in strict confidence Confidential Information received from the disclosing Party, and shall not distribute, disclose or disseminate Confidential Information to any Third Party, or anyone not authorized hereunder;
(b)the receiving Party shall not use the disclosing Party’s Confidential Information for any purpose other than to facilitate the authorized purpose of this Agreement; and
(c)the receiving Party shall restrict use of the disclosing Party’s Confidential Information to those of its or its Affiliates’ directors, officers, employees, contractors or subcontractors, agents or advisors who have a definable need to know in order to facilitate the authorized purpose of this Agreement. The receiving Party shall be responsible to the disclosing Party for any improper disclosure or use of Confidential Information by such persons.

Notwithstanding anything in this Agreement to the contrary, to the extent any of Lilly’s Confidential Information is included in any MSA Product Intellectual Property Rights, Buyer and its Affiliates and (sub)licensees shall have the right to retain, disclose, and use such Confidential Information for the purposes of exercising Buyer’s rights and licenses with respect to the MSA Product Intellectual Property Rights, the operation of the Business (as defined in the Asset Purchase Agreement), and the development, manufacture, and commercialization of Milestone Products (as defined in the Asset Purchase Agreement), including after termination or expiration of this Agreement; provided, however, that Buyer shall maintain the confidentiality of all such information in a manner consistent with how Buyer protects its own Confidential Information and shall not disclose such information to Third Parties except under reasonable obligations of confidentiality appropriate for the nature of such disclosure (i.e., without first entering into a binding non-disclosure agreement containing reasonable protections for such Confidential Information where appropriate). For clarity, no such agreement shall be required for a disclosure to a Regulatory Authority.

9.2.Employee and Agent Confidentiality. Buyer and Lilly will each require that each of its employees and agents to whom Confidential Information is imparted will not disclose such information, during or subsequent to his or her employment or engagement by Buyer or Lilly, as the case may be, to any Person who is not entitled to have access to such information.
9.3.Return or Destruction of Confidential Information. Upon expiry or termination of this Agreement, howsoever caused, upon request, Buyer and Lilly shall each immediately destroy or return to the other, as specified in the request, any physical manifestations of the other Party’s Confidential Information then or thereafter in its possession or control, but may retain one copy of the other Party’s Confidential Information as required to be held by such Party under Applicable Law and shall not be required to return or destroy any computer-generated backups maintained for archival purposes.
9.4.Term of Covenant not to Disclose. These obligations of confidentiality and non-use will expire 10 years from the termination or expiration of this Agreement. Notwithstanding anything to the contrary in this Article 9, the receiving Party will not violate its obligations under this Article 9 to the extent a disclosure is required by Applicable Law, an order of a court of competent jurisdiction, the rules of any public stock exchange, or to make filings or any disclosure requested by any U.S., state, foreign, provincial, or local tax authority that a Party

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determines are necessary or desirable to such Party and its Affiliates, provided that, in the case of a disclosure required under Applicable Law or court order, the receiving Party shall promptly notify the disclosing Party of such requirement (to the extent permitted under Applicable Law or court order) and shall cooperate with the disclosing Party, upon the request of the disclosing Party, to obtain a protective order or to otherwise prevent or limit the required disclosure. Confidential Information will not include information that the receiving Party can demonstrate:

(a)was known to the receiving Party prior to its receipt from the disclosing Party, as demonstrated by written records;
(b)was known to the general public prior to its receipt from the disclosing Party or subsequently became known to the public through no breach of this Agreement by the receiving Party; or
(c)is obtained by the receiving Party from a Third Party who is not under an obligation of confidentiality and has a lawful right to make such disclosure.
Article 10
BREACH OF AGREEMENT
10.1.General Terms Relating to Breach.
(a)If either Buyer or Lilly (i.e., a defaulting Party) breaches any of the material terms and conditions of this Agreement, the other Party (i.e., the non-defaulting Party) may give notice of the breach to the defaulting Party. Subject to Section 10.2, the defaulting Party shall cure the breach no later than [***] Days after receiving notice of such breach, provided that the breach is curable. If the defaulting Party fails to cure the breach within such [***]-Day period, then the non-defaulting Party may terminate this Agreement with notice to the defaulting Party upon the expiration of such [***]-Day period.
(b)Unless otherwise specified in this Agreement, any breach of provisions of this Agreement will be without prejudice to the non-breaching Party’s available remedies under Applicable Law, including claims for damages or indemnification for the losses incurred by reason of such breach of this Agreement.
(c)NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EXCEPT IN THE EVENT OF WILLFUL MISCONDUCT OR FRAUD OF LILLY, NEITHER LILLY NOR ANY OF ITS AFFILIATES WILL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY BUYER. NOTHING IN THIS SECTION 10.1(c) WILL LIMIT OR EXCLUDE ANY DAMAGES TO THE EXTENT (X) ARISING OUT OF A BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, (Y) RESULTING FROM LILLY’S OR ITS AFFILIATE’S GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, OR (Z) SUCH DAMAGES ARE DIRECT DAMAGES.
(d)IN NO EVENT SHALL LILLY’S TOTAL LIABILITY TO BUYER ARISING UNDER THIS AGREEMENT EXCEED THE LIABILITY CAP.
10.2.Specific Breaches and Remedies. Without prejudice to Section 10.1, the following circumstances will constitute a specific breach of this Agreement and the non-

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defaulting Party may terminate this Agreement upon notice to the defaulting Party of such breach if such breach remains uncured for [***]-Days following such notice, with immediate effect:

(a)the other Party’s act or omission violates any Applicable Law or constitutes a breach of the Compliance Requirements set forth in Exhibit G (Compliance Requirements) hereto or Section 7.2 (Compliance with Anti-Corruption Laws) or Section 7.3 (Prohibited Conduct) regarding anti-corruption law and regulations;
(b)to the extent permissible under Applicable Law, the other Party is deemed to become insolvent or bankrupt in accordance with Section 11.2; or
(c)Buyer materially fails to fully and timely satisfy its obligation to pay any required amount in accordance with Section 2.7 (Payment Terms).
Article 11
TERM AND TERMINATION
11.1.Term of Agreement. This Agreement will commence on the Closing Date and, unless earlier terminated in accordance with the terms of this Agreement, including pursuant to Section 10.1(a) and Section 10.2, will remain in effect for an initial term of [***] (each, a “Renewal Term”) (the Initial Term and any successive Renewal Terms, collectively the “Term”); provided that each time Buyer elects to exercise its option pursuant to the foregoing, Buyer shall deliver to Lilly a written notice of request for renewal at least [***] Days prior to the expiration of the then-current Term.
11.2.Insolvency of a Party. If either Party becomes the subject of proceedings involving bankruptcy, insolvency, moratorium of payment, reorganization or liquidation, and such proceeding is not dismissed or discharged within [***] days after its commencement or if either Party makes any assignment for the benefit of its creditors, then such Party will be deemed to have materially breached this Agreement.
11.3.Effect of Termination or Expiration. Termination or expiration of this Agreement will not operate to release any Party from any obligation or liability incurred under the terms of this Agreement prior to or upon termination or expiration hereof. Termination of this Agreement for any reason will be without prejudice to the rights and remedies of any Party with respect to any material breach of this Agreement. In addition:
(a)If this Agreement is terminated or expired, then notwithstanding anything herein to the contrary, Lilly shall have the right, but not the obligation, to complete any purchase orders for any Product accepted prior to the date of receipt of notice of such termination and Buyer shall be required to accept delivery and make payment for such Product in accordance with the terms and conditions of this Agreement. Except to the extent that Lilly exercises its right to complete purchase orders pursuant to the preceding sentence, at the end of the Term, all purchase orders shall automatically be deemed cancelled.

Upon any termination or expiration of this Agreement, Buyer shall purchase, in accordance with this Section 11.3(b), from Lilly (i) all finished Product (in any form), (ii) all inventory of APIs and (iii) all inventory of device components, in each case of (ii) and (iii), that are specific to the manufacture of the Product then in the possession of Lilly or any of its Affiliates, or any Lilly Contractor or in transit, in each case that do not bear any Lilly trademark or name (all the

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foregoing Product and inventories, collectively, “Inventories”), at the applicable Product Supply Price for finished Product and for all other Inventories, provided that the Inventories were purchased or produced and maintained by Lilly in accordance with its ordinary practices not inconsistent with the most recent Forecasts (based on the then-applicable Lead Time) and was reasonably expected to be utilized to meet such Forecasts. With respect to any intermediates or work-in-progress (WIP) inventories that are in the possession of Lilly, its Affiliate(s) or Lilly Contractor(s) or in transit at the time of termination or expiration of this Agreement and have been prepared, processed or produced by Lilly, its Affiliate(s) or Lilly

Contractor(s) in reasonable expectation to be utilized to meet the most recent Forecasts (based on the then-applicable Lead Time), Lilly shall have the right to finish, or cause to be finished, the production activities with respect to such inventories into finished Product; and Buyer shall purchase all such Product pursuant to the first sentence of this Section 11.3(b). Within [***] Days of such expiration or termination, Lilly shall provide Buyer with an invoice for the amount determined in accordance with this Section 11.3(b), and Buyer shall pay such amount in accordance with Section 2.7 (Payment Terms).

(b)Upon the expiration or termination of this Agreement, Lilly shall credit or refund to Buyer any then-outstanding overpayment, with respect to any finished Product that Buyer has purchased in accordance with Section 2.5, based on the differential from the applicable Product Supply Price for such Product.
(c)If this Agreement is terminated by Lilly under Section 10.1(a) or Section 10.2, Buyer shall reimburse Lilly for the fee required to be paid under the [***] Agreement (as set forth in Section 11.3 of the [***] Agreement as of the date of the Asset Purchase Agreement), to the extent paid by Lilly and not assumed by Buyer by assignment of the [***] Agreement to Buyer.
(d)Each Party shall destroy or return to the other Party, pursuant to Section 9.3, the other Party’s Confidential Information received under this Agreement to which such Party does not otherwise retain rights under this Agreement, the Asset Purchase Agreement, or any other Ancillary Agreement.
11.4.Option. Buyer shall have the rights described in Exhibit N (Option) hereto.

Article 12
MISCELLANEOUS
12.1.Force Majeure. Neither Party to this Agreement will be liable for failure to perform if the failure is attributable to any cause which is reasonably beyond the Party’s control (“Force Majeure”), including the following to the extent beyond such Party’s control:
(a)terrorism, war (declared or undeclared), riot, political insurrection, rebellion or revolution, civil disturbances;
(b)acts or orders of expropriation by any government (whether de facto or de jure) prohibiting the import or export of the Product or imposing rationing;

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(c)quarantine restrictions or business closure directives mandated by a Governmental Authority having jurisdiction in any territory for which a Party is obligated to perform under this Agreement, that, in each case, are in effect as of the Closing Date;
(d)strike, lockout, or other labor troubles which significantly interfere with the manufacturing, sale or transportation of the Product or with the supply of raw materials necessary for the production of the Product; or
(e)fire, flood, explosion, epidemic, pandemic (including the COVID-19 pandemic, and any future resurgence, or evolutions or mutations, of COVID-19 or related disease outbreaks, epidemics or pandemics), earthquake, hurricanes, tornadoes or other natural events.

Notwithstanding the foregoing, under no circumstance will an event of Force Majeure excuse a Party’s obligations to make payments when due under this Agreement.

12.2.Notification. If a Party incurs Force Majeure conditions that will result in its non-performance it will immediately notify the other Party in writing of the existence of such conditions and the anticipated period of non-performance. If the actual period of non-performance by either Party (the “Non-Performing Party”) because of Force Majeure conditions exceeds [***] Days from the date of such written notice of Force Majeure conditions, the Parties shall use their Commercially Reasonable Efforts to explore in good faith alternative options of reinstating performance or otherwise agree on measures to mitigate the effect of such Force Majeure or its duration in order to achieve as nearly as possible the same objectives as the objectives provided for by the express provisions of this Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that the obligations set forth in this Section 12.2 shall in no event have the effect of extending the Term. In the event that the expiration of the Term, in accordance with Section 11.1, falls during a period of non-performance because of Force Majeure conditions, this Agreement shall expire on such expiration date with no extensions. Neither Party will owe to the other Party any damages, reimbursement, or indemnification as a result of such termination and Buyer hereby acknowledges that these arrangements are transitional in nature and waives any rights, including rights to receive compensation, it may have under law due to its status as an agent or distributor.
12.3.Governing Law. The rights and obligations of the Parties will be governed by, and this Agreement will be interpreted, construed and enforced in accordance with, the laws of the State of Delaware, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.
12.4.Dispute Resolution.
(a)Management Representatives. Any dispute, controversy or claim arising out of or relating to this Agreement (each, a “Dispute”) will be referred to an officer of Buyer and Lilly (each, a “Management Representative,” and, collectively, the “Management Representatives”), who will meet in person or by telephone to attempt in good faith to achieve a resolution of such Dispute. If such Management Representatives (or their designees) are unable to resolve such Dispute within [***] Days of the first presentation of such Dispute to such Management Representatives, such Dispute will be referred to an appropriately senior officer of Buyer and Lilly who will use their good faith efforts to mutually agree upon the proper course of action to resolve the Dispute. If any Dispute is not resolved by these

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individuals (or their designees) within [***] Days after such Dispute is referred to them, then a Party may file a claim with the competent courts of the State of Delaware, as further described in Section 12.4(b) below.
(b)Jurisdiction. The Parties hereby irrevocably submit to the exclusive jurisdiction personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware (where federal jurisdiction does not exist), and the appellate courts having jurisdiction of appeals in such courts, in each case, over any Dispute not resolved through the procedures described in Section 12.4(a) above, and each Party hereby irrevocably agrees that all claims in respect of any such Dispute shall be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such Dispute brought in such court or any defense of inconvenient forum for the maintenance of such Dispute. Either Party may, at any time and without waiving any remedy under this Agreement, seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party. Any final judgment resolving a dispute hereunder may be enforced by either Party in any court having appropriate jurisdiction.
(c)Service of Process.  Each of the Parties hereby consents to process being served by any Party in any Proceeding by the delivery of a copy thereof in accordance with the provisions of Section 12.2.
(d)Performance. During the course of the court’s adjudication of the Dispute, this Agreement will continue to be performed except with respect to the part in dispute and under adjudication.
(e)Injunctive Relief. Notwithstanding the foregoing in this Section 12.4, the Parties agree that each Party will have the right, without posting any bond, to seek preliminary injunction, temporary restraining order or other temporary relief from any court of competent jurisdiction.
(f)EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE OR ANY Action, PROCEEDING or claim (WHETHER AT LAW, IN CONTRACT, TORT OR OTHERWISE, OR IN EQUITY) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THis Agreement OR any TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.4(f).
(g)The foregoing consent to jurisdiction will not constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Dispute.

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12.5.Assignment. Neither this Agreement nor any Party’s rights or obligations hereunder may be assigned or delegated (except as expressly set forth herein) by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party without the prior written consent of the other Party will be void and of no effect; provided, however, that either Party may assign any and all of its rights or obligations hereunder (a) to an Affiliate without the prior consent of the other Party; provided that the assigning Party will not be released from its obligations hereunder by reason of such assignment, or (b) along with an assignment of the Asset Purchase Agreement made in accordance with the terms of the Asset Purchase Agreement. Lilly may perform any or all of its obligations under this Agreement through one or more of its Affiliates.  If either Party transfers (whether by way of legal or equitable assignment, declaration of trust, novation or otherwise) the benefit in whole or in part of this Agreement or, after the Closing Date, changes its tax residence or the permanent establishment to which the rights under this Agreement are allocated and a payment under this Agreement is subject to withholding Tax where the payment would not have been subject to withholding Tax or would have been subject to a lower rate of withholding Tax in the absence of such transfer, change in tax residence or permanent establishment, then the paying party or its assignee (as the case may be) shall be obliged to pay to the recipient such sum as will after such deduction or withholding has been made leave the recipient with the same amount as it would have been entitled to receive had no transfer, change in tax residence or permanent establishment taken place.
12.6.No Third Party Beneficiaries. A Person who is not a Party will have no right to enforce any of its terms. This Agreement may be varied in any way and at any time by agreement between Lilly and Buyer, without the consent of any Third Party or any Affiliate of a Party.
12.7.Relationship of the Parties. This Agreement will not constitute or give rise to a partnership between the Parties or any co-employment or joint employer relationship between the Parties. All activities performed by Lilly hereunder will be carried on by or on behalf of Lilly as an independent contractor and not as an agent for Buyer. Neither Party will bind the other Party to any obligation without the express written consent of the other Party.
12.8.Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties hereto; provided, however, that the Project Leaders may modify, or approve modifications to, any Exhibits to this Agreement pursuant to Section 7.13 and such modifications to such Exhibits made or approved by the Project Leaders in writing (including by electronic transmission such as email) will be effective without such execution and delivery.
12.9.Further Assurance. Each Party agrees to execute such further papers, agreements, documents, instruments and the like as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.
12.10.Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight courier (upon telephone or electronic mail confirmation of receipt) to the Parties at the following addresses or at such other addresses as will be specified by the Parties by like notice:

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if to Lilly, to:
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Telephone: (317) 276-2000
Attention: Senior Vice President and Head of Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Telephone: (317) 276-2000

Attention: Senior Vice President - Transactions and Contracting

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Telephone: (212) 446-4800
Attention: [***]
[***]
Email: [***]
[***]

if to Buyer, to:
Amphastar Pharmaceuticals, Inc.
11570 Sixth Street
Rancho Cucamonga, CA 91730
Attention: Jacob Liawatidewi
EVP Corporate Administration Center
Email: ***

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
One Market Plaza
Spear Tower, Suite 3300
San Francisco, CA 94105
Attention:[***]
[***]
Email: [***]
[***]

Notice so given will (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by courier or hand delivery) on the date of actual transmission or (as the case may be) personal delivery.

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12.11.Survival. Termination or expiration of this Agreement shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement and shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Without limiting the foregoing, the Parties’ respective rights and obligations under Section 2.6 (Taxes), Section 2.9 (Delivery of Product and Delivery Location) (to the extent of any surviving obligations to Deliver Product), Section 2.10 (Inspection of Product) (solely for any Product or Inventories to be Delivered or provided after termination or expiration of this Agreement), Section 2.12 (Product Warranty), Section 2.13 (Disclaimer), Section 3.3 (Buyer’s Covenant to Continue to Distribute Product), Section 6.3 (Product Recall), Section 6.4 (Indemnity), Section 6.5 (Insurance), Section 7.5 (Performance Records) (for the time period such records are required to be maintained for compliance with Applicable Laws), Section 7.6 (Disclosure Rights), Section 7.7 (Requests for Information), Section 7.8 (Books and Records), Section 7.10 (Compliance Violations), Section 7.11 (Compliance Audit), Section 7.12 (Subcontractors and Agents) (only the second and third sentences thereof), Section 8.2 (Transition Trademark License to Buyer) (solely for the Pre-Market Authorization Period and any applicable Wind-Down Period), Section 8.3 (with respect to Lilly’s obligations that survive expiration or termination), Article 9 (Confidential Information), Section 10.1 (General Terms Relating to Breach), Section 11.3 (Effect of Termination or Expiration) and this Article 12 (Miscellaneous) will survive the expiration or termination of this Agreement. Section 2.7 (Payment Terms) will survive with respect to any activities performed by Lilly or any of its Affiliates during the Term or pursuant to Section 11.3 and until Lilly is paid all amounts owed with respect thereto.
12.12.Incorporation from Asset Purchase Agreement. Each of Section 11.5 (Procedure), Section 12.1 (Expenses), Section 12.4 (Severability), Section 12.5 (Counterparts), Section 12.6 (Entire Agreement), Section 12.13 (Rules of Construction) and Section 12.14 (Privilege) of the Asset Purchase Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

[Signature Page Follows.]

42

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the Closing Date.

ELI LILLY AND COMPANY
By:	/s/ Edgardo Hernandez
Name: Edgardo Hernandez
Title: Executive Vice President and President, Manufacturing Operations

AMPHASTAR PHARMACEUTICALS, INC.
By:	/s/ Bill Peters
Name: Bill Peters
Title: Authorized Signatory

[Signature Page to Manufacturing Services Agreement]

Exhibit A

Supply Territory

[***]

Manufacturing Technology Transfer Plan

Exhibit B

BAQSIMI® Manufactuirng Technology Transfer Plan

[***]

Manufacturing Technology Transfer Plan

Exhibit C

Marketing Authorization Transfer Plan

[***]

Marketing Authorization Transfer Plan

Exhibit D

Lilly Initital Forecast

[***]

Lilly Initial Forecast

Exhibit E

Lilly Contractors, Lead Time and Lilly Facilities

[***]

Lilly Contractors, Lead Time and Lilly Facilities

Exhibit F

Product Supply Price

Subject to the terms and conditions of this Agreement and of any other Ancillary Agreements, including (i) any [***] in accordance with Section 2.4 and Section 2.8(a), (ii) any payment to Lilly’s Affiliate in [***] in accordance with Section 2.5 and Buyer’s receipt of [***] under this Agreement and (iii) the requirement that all deliveries be made [***] (Incoterms 2020) at the applicable Lilly Facility in accordance with Section 2.9(b), the per unit supply price is $[***] USD for a one-pack Product or $[***] USD for a two-pack Product, [***].

In the event of the sale of Inventory upon any termination or expiration of this Agreement pursuant to Section 11.3(b) or at Buyer’s request pursuant to Exhibit N upon Buyer’s Supply Chain Transfer Completion, the supply price in the case of API is $[***] USD [***] for sale from Lilly to Buyer or any of its Affiliates or sublicensees.

Subject to the terms and conditions of this Agreement, in the event of the sale of Inventory upon any termination or expiration of this Agreement pursuant to Section 11.3(b) or at Buyer’s request pursuant to Exhibit N upon Buyer’s Supply Chain Transfer Completion, the supply price in the case of device components is $[***] USD per set for sale from Lilly to Buyer or any of its Affiliates or sublicensees.

Product Supply Price

Exhibit G

Compliance Requirements

[***]

Compliance Requirements

Exhibit H

Information Security Standards

[***]

Information Security Standards

Exhibit I

Pharmacovigilance Agreement

[***]

Quality Agreement

Exhibit J

Quality Agreement

[***]

Quality Agreement

Exhibit K

Supplier Privacy Standard

[***]

CMO Supply Agreements

Exhibit L

CMO Supply Agreements

[***]

CMO Supply Agreements

Exhibit M

Product SKUs and Description

[***]

Product SKUs and Description

Exhibit N

Option

[***]

Services Agreement

Exhibit O

CMC Changes

[***]

CMC Changes

Exhibit P

Lilly Retained Names and Marks

[***]

Lilly Retained Names and Marks

Exhibit Q

Additional Definitions

[***]

Excess Percentage Definition

“Excess Percentage” means [***].

Foreign Affiliate Definition

“Foreign Affiliate” means Lilly’s Affiliate in [***] (i.e., Eli Lilly [***]). The country of the Foreign Affiliate is [***].

[***]

[***]

Additional Definitions

Local Net End Selling Price Definition

“Local Net End Selling Price” means the selling price at which Lilly’s Affiliate in [***] would sell the Product to local [***] customers at the time of delivery.

Minimum Order Quantity Definition

“Minimum Order Quantity” means, for each SKU, [***] units (i.e., a [***]-pack Product or, in the case of the [***] and [***] only, optionally, a [***]-pack Product) of finished Product (where a different label constitutes a different SKU).

MSA Product Intellectual Property Rights Definition

“MSA Product Intellectual Property Rights” means all Intellectual Property Rights primarily related to the Product, excluding all trademarks, trade dress, service marks, domain names, business names, or other sources of indicia or origin, that are generated in connection with activities under this Agreement by either Party, solely or jointly with others.

Percentage Cap Definition

“Percentage Cap” means [***]% of the amounts set forth in Exhibit F hereto.

Percentage Range Definition

“Percentage Range” means [***]% to [***]%.

PV Countries Definition

“PV Countries” means the [***].

Requirements Definition

“Requirements” means having a remaining shelf-life, at the time of such Delivery, of [***] months or at least [***]% of the approved shelf-life then applicable in the Supply Territory, whichever is greater.

Additional Definitions